Exhibit 99.4

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders

IXEurope plc

We have audited the accompanying consolidated balance sheets of IXEurope plc as of 31 December 2006 and 2005 and the related consolidated income statement, consolidated statement of recognized income and expense and consolidated cash flows for each of the three years in the period ended 31 December 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of IXEurope plc at 31 December 2006 and 2005, and the results of its operations and its cash flows for each of the three years in the period ended 31 December 2006, in conformity with International Financial Reporting Standards.

International Financial Reporting Standards vary in certain significant respects from accounting principles generally accepted in the United States of America. Information relating to the nature and effect of such differences is presented in Note 27 to the consolidated financial statements.

BDO Stoy Hayward LLP

London

5 March 2007 except for Note 27 which is as of 12 September 2007

Consolidated income statements

For the years ended 31 December

	Note	2006	2005	2004
		£ ‘000	£ ‘000	£ ‘000
Revenue	2	37,335	22,538	15,488
Cost of sales		(22,537)	(12,537)	(9,204)

Gross profit		14,798	10,001	6,284
Administrative expenses
General administrative expenses		(9,869)	(8,309)	(6,924)
IPO related expenses	3(a)	(1,179)	—	—
Share option charges	3(b)	(510)	—	—
Depreciation and amortisation		(5,764)	(3,887)	(3,331)
Negative goodwill	3(c)	—	1,315	571
Provision release		—	146	—
Restructuring costs		—	(889)	—
Gain on disposal of business		—	—	165
Total administrative expenses		(17,322)	(11,624)	(9,519)
Loss from operations	3	(2,524)	(1,623)	(3,235)
Financial income	4	138	103	159
Financial expense	4	(1,863)	(3,135)	(207)

Loss before taxation		(4,249)	(4,655)	(3,283)
Income tax	7	809	(42)	(11)

Loss for the year attributed to equity holders of the parent	2,14	(3,440)	(4,697)	(3,294)

Loss per share
Basic	8	(2.4p )	(10.1p )	(7.0p )
Diluted	8	(2.4p )	(10.1p )	(7.0p )

Consolidated statements of recognised income & expense

For the years ended 31 December

	2006	2005	2004
	£ ‘000	£ ‘000	£ ‘000
Foreign exchange losses on retranslation of overseas operations	(252)	(623)	(142)
Movement in fair value of designated cash flow hedges:
—taken to the cash flow hedging reserve in the year (net of tax)	57	—	—
—Tax effect of gains and losses recognised directly in equity during the year	390	—	—

Net expenses recognised directly in equity	195	(623)	(142)
Loss for the year	(3,440)	(4,697)	(3,294)

Total recognised income and expenses for the year	(3,245)	(5,320)	(3,436)

Effect of adoption of IAS 32 and IAS 39, net of tax, on 1 January 2005 on:
Share capital	—	(135)	—
Share premium	—	(12,789)	—
Retained earnings	—	(14,479)	—

	(3,245)	(32,723)	(3,436)

Consolidated balance sheets

As of 31 December

	Note	2006	2005
		£ ‘000	£ ‘000
Assets
Non-current assets
Property, plant and equipment	10	35,406	27,556
Intangible assets	9	3,860	3,596
Deferred tax asset	7	1,186	—
Other receivables	11	3,226	2,456

Total non-current assets		43,678	33,608
Current assets
Trade and other receivables	11	6,677	3,895
Cash and cash equivalents	12	6,456	6,501

Total current assets		13,133	10,396

Total assets		56,811	44,004

Capital and reserves attributable to equity holders of the parent
Issued capital	13	1,726	8,677
Share premium	14	37,216	69,149
Foreign exchange translation reserve	14	(1,017)	(765)
Compound instrument reserve	14	—	2,545
Capital redemption reserve	14	8,164	—
Hedging reserve	14	57	—
Share option reserve	14	879	—
Retained earnings	14	(25,508)	(71,066)

Total equity		21,517	8,540
Liabilities
Non-current liabilities
Interest bearing loans and borrowings	16	13,979	9,129
Other financial liabilities	17	1,219	793
Provisions	18	37	183

Total non-current liabilities		15,235	10,105
Current liabilities
Interest bearing loans and borrowings	19	4,878	14,355
Trade and other payables	20	15,124	10,866
Provisions	21	57	138

Total current liabilities		20,059	25,359

Total equity and liabilities		56,811	44,004

Consolidated cash flow statements

For the years ended 31 December

	Note	2006	2005	2004
		£ ‘000	£ ‘000	£ ‘000
Cash flows from operating activities
Loss for the period		(3,440)	(4,697)	(3,294)
Adjustments for
Depreciation		5,700	3,887	3,331
Recognition of negative goodwill		—	(1,315)	(571)
Amortisation of intangible assets		64	—	—
Share option charges		510	—	—
Foreign exchange losses/(gains)		12	30	(32)
Loss on disposal of fixed assets		1	19	263
Interest expense (net)		1,725	3,032	47
Income tax (credit)/expense		(809)	42	11

Operating profit before changes in working capital and provisions		3,763	998	(245)
Increase in trade and other receivables		(3,645)	(1,949)	(270)
Increase in trade and other payables		3,684	427	(224)
Decrease in provisions		(220)	(168)	(496)

Cash generated/(used) in the operations		3,582	(692)	(1,235)
Income taxes paid		(8)	—	(11)

Net cash from operating activities		3,574	(692)	(1,246)

Cash flows from investing activities
Interest received		138	103	159
Proceeds from sale of property, plant and equipment		—	—	736
Acquisition of property, plant and equipment		(13,037)	(8,258)	(553)
Acquisition of subsidiary, net of cash received		—	(115)	2,228
Acquisition of businesses, net of cash received		(1,000)	(1,677)	—

Net cash from investing activities		(13,899)	(9,947)	2,570

Cash flows from financing activities
Interest paid		(1,369)	(715)	(207)
Proceeds from shareholders’ loans		—	1,750	500
Proceeds from issue of shares		10,000	—	—
Share issue costs taken to reserves		(403)	—	—
Repayment of deep discount bonds		(1,907)	—	—
Repayment of subordinated loan		—	—	(339)
Proceeds from bank loan		10,294	13,152	—
Repayment of bank loan		(5,373)	—	—
Capital elements of finance leases		(839)	(807)	(705)

Net cash from financing activities		10,403	13,380	(751)

Net increase in cash and cash equivalents		78	2,741	573
Cash and cash equivalents at 1 January		6,491	3,772	3,244
Effect of exchange rate fluctuations on cash held		(113)	(22)	(45)

Cash and cash equivalents at 31 December	12	6,456	6,491	3,772

Notes to the consolidated financial statements

1 Accounting policies

IX Europe plc (the “Company”) is a company domiciled in England. The consolidated financial statements of the Company for the 3 years ended 31 December 2006 comprise the Company and its subsidiaries (together referred to as the “Group”).

Statement of Compliance

The consolidated financial statements have been prepared in accordance with International Financial Reporting Standards (IFRSs), its interpretations adopted by the International Accounting Standards Board (IASB), as adopted by the EU and with those parts of the Companies Act 1985 applicable to companies preparing accounts under IFRS.

The financial statements for the year ended 31 December 2004 were originally prepared under UK GAAP but were restated under IFRS in the comparative figures published in the financial statements for the year ended 31 December 2005.

The preparation of financial statements in conformity with IFRSs requires management to make judgements, estimates and assumptions that affect the application of policies and reported amounts of assets and liabilities, income and expenses. The estimates and associated assumptions are based on historical experience and various other factors that are believed to be reasonable under the circumstances, the results of which form the basis of making the judgements about carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates.

The estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognised in the period in which the estimate is revised if the revision affects only that period, or in the period of revision and future periods if the revision affects both current and future periods.

Standards, Amendments And Interpretations Effective 2006 But Not Relevant

The following standards, amendments and interpretations to published standards are mandatory for accounting periods beginning on or after 1 January 2006 but they are not relevant to the Group’s operations for the year ended 31 December 2006:

•	IAS 19 (Amendment)—Employee Benefits.

•	IAS 21 (Amendment)—Net investment in a foreign operation.

•	IAS 39 (Amendment)—Cash flow hedge accounting of forecast intragroup transactions.

•	IAS 39 (Amendment)—The fair value option.

•	IAS 39 and IFRS 4 (Amendment)—Financial guarantee contracts.

•	IFRS 1 (Amendment)—First time adoption of international financial reporting standards.

•	IFRS 6—Exploration for and evaluation of mineral resources.

•	IFRIC 4—Determining whether an arrangement contains a lease.

•	IFRIC 5—Rights to Interests Arising from Decommissioning, Restoration and Environmental Funds.

•	IFRIC 6—Liabilities Arising from Participating in a Specific Market—Waste Electrical and Electronic Equipment

Standards and Interpretations to Existing Standards That Are Not Yet Effective And Have Not Been Adopted Early By The Group

The following standards and interpretations to published standards have been published that are mandatory for the Group’s accounting periods beginning on or after 1 January 2007 or later periods but which the Group has not adopted early:

IFRS 7—Financial Instruments: Disclosures and the complementary amendment to IAS 1, Presentation of financial statements – capital disclosures (effective for annual periods beginning on or after 1 January 2007). IFRS 7 introduces new disclosures relating to financial instruments. The Group will apply IFRS 7 from 1 January 2007, but it is not expected to have an impact on the classification or valuation of the Group’s financial instruments.

IFRIC 8—Scope of IFRS 2 (effective for annual periods beginning on or after 1 May 2006). IFRIC 8 clarifies that IFRS 2 Sharebased Payment applies to arrangements where an entity makes share-based payments for apparently nil or inadequate consideration. The Group will apply IFRIC 8 from 1 January 2007, but it is not expected to have an impact on the Group’s accounts.

IFRIC 10—Interim Financial Reporting and Impairment (effective for annual periods beginning on or after 1 November 2006). IFRIC 10 concludes that an entity shall not reverse an impairment loss recognised in a previous interim period in respect of goodwill or an investment in either an equity instrument or a financial asset carried at cost. The Group will apply IFRIC 10 from 1 January 2007 but it is not expected to have any impact on the Group’s accounts.

IFRS 8—Operating Segments (effective for annual periods beginning on or after 1 January 2009). IFRS 8 replaces IAS 14—Segmental Reporting and introduces new requirements relating to how segments are identified and disclosures required. The Company will apply IFRS 8 from 1 January 2009. The Group has yet to assess the impact this standard will have on the disclosure of segment results.

IFRIC 11—IFRS 2: Group and Treasury Share Transactions (effective for annual periods beginning on or after 1 March 2007). IFRIC 11 contains guidance on how an entity should account for share-based payment involving an entity’s own equity instruments in which the entity chooses or is required to buy its own equity instruments (treasury shares) to settle the share-based payment obligation, and guidance on the treatment when a parent grants rights to its equity instruments to employees of its subsidiary or a subsidiary grants rights to equity instruments of its parent to its employees in the individual entities’ financial statements. IFRIC 11 is not expected to have an impact on the Group because it does not intend nor is it required to purchase its own equity instruments to settle the share-based payment obligation and the individual entities do not produce accounts under International Financial Reporting Standards.

Interpretations To Existing Standards That Are Not Yet Effective And Not Relevant To The Operations Of The Group

IFRIC 7—Applying the Restatement Approach under IAS 29 Financial Reporting in Hyperinflationary Economies (effective for annual periods beginning on or after 1 March 2006). IFRIC 7 contains guidance on how an entity would restate its financial statements in the first year it identifies the existence of hyperinflation in the economy of its functional currency. As none of the Group entities has a currency of a hyperinflationary economy as its functional currency, IFRIC 7 is not relevant to the Group’s operations.

IFRIC 9—Reassessment of Embedded Derivatives (effective for annual periods beginning on or after 1 June 2006). IFRIC 9 concludes that an entity must assess whether an embedded derivative is required to be separated from the host contract and accounted for as a derivative when the entity first becomes a party to the contract. Subsequent reassessment is prohibited unless there is a change in the terms of the contract that significantly modifies the cash flows that otherwise would be required under the contract, in which case reassessment is required. IFRIC 9 is not relevant to the Group’s operations because none of the terms of the Group’s contracts have been changed.

IFRIC 12—Service Concession Arrangements (effective for annual periods beginning on or after 1 January 2008). IFRIC 12 clarifies how certain aspects of existing IASB literature are to be applied to service concession arrangements. IFRIC 12 is not relevant to the Group’s operations.

Basis of Consolidation

The consolidated financial statements include the financial statements of the Company and its subsidiary undertakings made up to 31 December 2006. The acquisition method of accounting has been adopted. Under this method the results of subsidiary undertakings acquired or disposed of in the period are included in the consolidated income statement from the date the parent gained control until such time control ceases. Control exists where the Company has the power to govern the financial and operating policies of an investee entity so as to obtain benefits from its activities.

Critical Accounting Estimates And Judgements

Estimates and judgements are continually evaluated and are based on historical experience and other factors, including expectations of future events that are believed reasonable under the circumstances.

Estimated Impairment Of Goodwill

The Group tests annually whether goodwill has suffered any impairment, in accordance with the accounting policy on goodwill. The recoverable amounts of cash-generating units are determined by value-in-use calculations. These calculations require the use of estimates (See Note 9)

Fair Value Of Share Option Grants

The fair value of share options granted in the year is estimated at the date of grant using a valuation technique. The Group has carefully considered the inputs into the valuation model based on future expectations and comparative companies.

Details of valuation technique used, and inputs for the models are disclosed in Note 13.

Foreign Currencies

Transactions entered into by the Group entities in a currency other than the currency of the primary economic environment in which it operates (the “functional currency”) are recorded at the rates ruling at the date of the transaction. Foreign currency monetary assets and liabilities are translated at the rates ruling at the balance sheet date. Exchange differences arising on the retranslation of unsettled monetary assets and liabilities are similarly recognised immediately in the income statement, except for foreign currency borrowings qualifying as a hedge of a net investment in a foreign operation.

On consolidation, the results of overseas operations are translated into sterling at rates approximating to those ruling when the transactions took place. All assets and liabilities of overseas operations, including goodwill arising on the acquisition of those operations, are translated at the rate ruling at the balance sheet date. Exchange differences arising on translating the opening net assets at opening rate and the results of overseas operations at actual rate are recognised directly in equity (the “foreign exchange translation reserve”).

Pension Costs

A number of Group companies operate defined contribution pension schemes. The assets of these schemes are held separately to those of the Group in independently administered funds. The pension cost charge represents contributions payable by the Group in the year.

Property, Plant And Equipment

Items of property, plant and equipment are stated at cost less accumulated depreciation and impairment provisions.

Where parts of an item of property, plant and equipment have different useful lives, they are accounted for as separate items of property, plant and equipment.

Depreciation is provided to write off the cost less the estimated residual value of tangible fixed assets by equal instalments over their estimated useful economic lives as follows:

Plant and machinery	–	10 years straight line

Fixtures, fittings, tools and equipment	–	3 years straight line

Short leasehold improvements	–	Over the remaining period of the lease

Freehold buildings	–	20 years

Freehold land and assets in the course of construction are not depreciated.

Operating And Finance Leases

Operating lease rentals relating to colocation facilities are charged to cost of sales in the income statement on a straight line basis over the period of the lease.

Benefits received as an incentive to sign operating leases for colocation facilities are charged to the income statement on a straight line basis over the full length of the lease.

Assets acquired under finance leases are capitalised and the capital element of the lease rentals is included in creditors. Lease payments are analysed between capital and interest. The interest element is charged to the income statement over the period of the lease and is calculated so that it represents a constant proportion of the lease liabilities. The capital element reduces the balance owed to the lessor.

Assets under finance leases are depreciated over the shorter of the lease terms and the useful life of equivalent owned asset.

Where the Group has entered into a sale and leaseback arrangement resulting in a finance lease, any excess of sales proceeds over the carrying amount is deferred and amortised over the lease term.

Income Tax

Income tax on the loss for the year comprises current and deferred tax. Income tax is recognised in the income statement except to the extent that it relates to items recognised directly in equity, in which case it is recognised in equity.

Current tax is the expected tax payable on the taxable income for the year, using tax rates enacted or substantively enacted at the balance sheet date, and any adjustment to tax payable in respect of previous years.

Deferred tax is provided using the balance sheet liability method, providing for temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for taxation purposes. The following temporary differences are not provided for: goodwill not deductible for tax purposes; the initial recognition of assets or liabilities that affect neither the accounting nor the taxable profit; and differences relating to investments in subsidiaries to the extent they will probably not reverse in the foreseeable future. The amount of deferred tax provided is based on the expected manner of realisation or settlement of the carrying amount of assets and liabilities, using tax rates enacted or substantively enacted at the balance sheet date.

A deferred tax asset is recognised only to the extent that it is probable that future taxable profits will be available against which the asset can be utilised. Deferred tax assets are reduced to the extent that it is no longer probable that the related tax benefit will be realised.

Goodwill

All business combinations are accounted for by applying the acquisition method. Goodwill represents amounts arising on acquisition of subsidiaries and businesses. In respect of business combinations that have occurred since 1 January 2004, goodwill represents the difference between the cost of the acquisition and the fair value of the net identifiable assets acquired.

In respect of acquisitions prior to this date, goodwill is included on the basis of its deemed cost, which represents the amount recorded under UK GAAP. The classification and accounting treatment of business combinations that occurred prior to 1 January 2004 were not reconsidered in preparing the Group’s opening IFRS balance sheet at 1 January 2004.

Goodwill is stated at cost less any accumulated impairment losses. Goodwill is allocated to cash-generating units and is no longer amortised but is tested annually for impairment.

Negative goodwill (representing the excess of the fair value of the separable net assets acquired over the fair value of the consideration given) is recognised directly in the income statement.

Revenue

Revenue represents the amounts (excluding value added tax) derived from the provision of colocation and related services to third party customers during the period. Where invoices are raised in advance for colocation services, the revenue is deferred and spread over the period to which it relates. All other revenue, including installation revenue, is recognised in the profit and loss account as agreed milestones are achieved.

Cash And Cash Equivalents

Cash and cash equivalents, for the purpose of the cash flow statement, comprise cash in hand and deposits repayable on demand, less overdrafts payable on demand. Restricted cash is disclosed under debtors.

Impairment

The carrying amounts of the Group’s assets, other than deferred tax assets, are reviewed at each balance sheet date to determine whether there is any indication of impairment. If such an indication of impairment exists, the asset’s recoverable amount is estimated.

For goodwill, the recoverable amount is estimated at each balance sheet date.

An impairment loss is recognised whenever the carrying amount of an asset or its cash-generating unit exceeds its recoverable amount. Impairment losses are recognised in the income statement.

The recoverable amount of the Group’s assets is the greater of their net selling price and value in use. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects the current market assessments of the time value of money and the risk specific to the asset. For an asset that does not generate largely independent cash inflows, the recoverable amount is determined for the cash-generating unit to which the asset belongs.

An impairment loss in respect of goodwill is not reversed.

In respect of other assets, an impairment loss is reversed if there has been a change in the estimates used to determine the recoverable amount. An impairment loss is reversed only to the extent that the asset’s carrying amount does not exceed the carrying amount that would have been determined, net of depreciation or amortisation, if no impairment had been recognised.

In testing for impairment management has to make judgements and estimations about future events which are uncertain. Adverse results compared to these judgements could alter the decision of whether an impairment is required. See Note 9 for the key assumptions and results of the impairment review carried out in 2006.

Borrowing Costs

Borrowing costs are recognised as an expense in the period in which they are incurred except for borrowing costs relating to the acquisition of a qualifying asset which are capitalised with the cost of the asset. During the year borrowing costs of £Nil (2005: £103k) were capitalised.

Other Financial Liabilities

Other financial liabilities include the following items:

•	Trade payables and other short-term monetary liabilities, which are recognised at amortised cost.

•

Bank borrowings and certain Preference shares are initially recognised at the amount advanced net of any transaction costs directly attributable to the issue of the instrument. Such interest bearing liabilities are subsequently measured at amortised cost using the effective interest rate method which ensures that any interest expense over the period to repayment is at a constant rate on the balance of the liabilities carried in the balance sheet. Interest expense in this context includes initial transaction costs and premium payable on redemption, as well as any interest or coupon payable while the liability is outstanding.

Convertible Debt

The proceeds received on issue of the Group’s convertible debt are allocated into their liability and equity components. The amount initially attributed to the debt component equals the discounted cash flows using a market rate of interest that would be payable on a similar debt instrument that did not include the right to convert. Subsequently the debt component is accounted for as a financial liability measured at amortised cost.

The difference between the debt proceeds of the convertible debt and the amount allocated to the debt component is credited directly to equity and is not subsequently re-measured. On conversion, the debt element is credited to share capital and share premium as appropriate.

Share Option Schemes

Where share options are awarded to employees, the fair value of the options at the date of grant is charged to the income statement over the vesting period. Equity settled share options are recognised with a corresponding credit to equity and cash settled share options are recognised with a corresponding credit to accruals.

Non-market vesting conditions are taken into account by adjusting the number of equity instruments expected to vest at each balance sheet date so that, ultimately, the cumulative amount recognised over the vesting period is based on the number of options that eventually vest. Market vesting conditions are factored into the fair value of the options granted. As long as all other vesting conditions are satisfied, a charge is made irrespective of whether the market vesting conditions are satisfied. The cumulative expense is not adjusted for failure to achieve a market vesting condition. Where the terms and conditions of options are modified before they vest, the increase in the fair value of the options, measured immediately before and after the modification, is also charged to the income statement over the remaining vesting period. Where equity instruments are granted to persons other than employees, the income statement is charged with the fair value of goods and services received.

Intangible Assets

Externally acquired customer contract intangibles are initially recognised at cost on the balance sheet and amortised on a straight line basis over the life of the contract. The life of the intangible assets ranges from 4 months to 3 years.

IPO Costs

Costs relating directly to the issue of new shares are set against share premium. Costs that relate to both new and existing shares are set against share premium in the proportion of new shares issued to total shares listed.

Hedge Accounting

Hedge accounting is applied to financial assets and financial liabilities only where all of the following criteria are met:

•	At the inception of the hedge there is formal designation and documentation of the hedging relationship and the Group’s risk management objective and strategy for undertaking the hedge.

•	For cash flow hedges, the hedged item in a forecast transaction is highly probable and presents an exposure to variations in cash flows that could ultimately affect profit and loss.

•

The cumulative change in the fair value of the hedging instrument is expected to be within 80-125% of the cumulative change in the fair value or cash flows of the hedged item attributable to the risk hedged (i.e. it is expected to be highly effective).

•	The effectiveness of the hedge can be reliably measured.

•	The hedge is assessed on a quarterly basis and remains highly effective.

The Group does not hold or issue derivative instruments for speculative purposes, although derivatives not meeting the above criteria are designated for accounting purposes at fair value through profit or loss as appropriate.

The Group enters into floating to fixed interest rate swaps. The effective part of these derivatives are measured at fair value with changes in fair value recognised directly to equity. If the Group closes out its position early, the cumulative gains and losses recognised directly in equity are frozen and recycled through the income statement using the effective interest rate method.

Dilapidation Provisions

Dilapidations are provided on leasehold properties where the terms of the lease require the Group to make good any changes made to the property during the period of the lease. Where a dilapidation provision is required the Group recognises an asset and provision equal to the discounted cost of restating the property to its original state. The asset is depreciated over the remaining term of the lease.

2 Segment information

Segment information is presented in respect of the Group’s geographical and business segments. The primary format, geographical segments, is based on the Group’s management and internal reporting structure.

Segment results, assets and liabilities include items directly attributable to a segment as well as those that can be allocated on a reasonable basis. Unallocated items comprise mainly income earning assets and revenue, interest-bearing loans, borrowings and expenses, and corporate assets and expenses.

Geographical Segments

As at 31 December 2006, the Group operated datacentres in four European countries (United Kingdom, France, Germany and Switzerland). It is considered that France, Germany and Switzerland represent regions which are substantially similar and have therefore been combined. Thus, there are two reportable segments, United Kingdom and the Rest of Europe. There is no difference between location of the segment assets and the segment customers.

Business Segments

IX Europe plc has one class of business which is to provide carrier neutral datacentre and related services to its customers.

UNITED KINGDOM	2006	2005	2004
	£ ‘000	£ ‘000	£ ‘000
External revenue	14,543	9,345	7,060
Inter-segment revenue	—	3,010	860

Total revenue	14,543	12,355	7,920

Segment result	822	1,947	948

REST OF EUROPE	2006	2005	2004
	£ ‘000	£ ‘000	£ ‘000
External revenue	22,792	13,193	8,428
Inter-segment revenue	452	236	—

Total revenue	23,244	13,429	8,428

Segment result	(2,216)	(2,424)	(2,524)

CONSOLIDATED	2006	2005	2004
	£ ‘000	£ ‘000	£ ‘000
Total revenue	37,787	25,784	16,348
Less: Inter-segment revenue	(452)	(3,246)	(860)

Revenue	37,335	22,538	15,488

Segment result	(1,394)	(477)	(1,576)
Unallocated expenses	(2,855)	(4,178)	(1,707)
Income tax expense	809	(42)	(11)

Result	(3,440)	(4,697)	(3,294)

Assets
Segment assets – United Kingdom	18,103	12,940	7,339
Segment assets – Rest of Europe	36,348	29,128	21,142
Unallocated	2,360	1,936	709

Total assets	56,811	44,004	29,190

Liabilities
Segment liabilities – United Kingdom	5,306	4,230	2,415
Segment liabilities – Rest of Europe	9,985	7,024	6,688
Unallocated	20,003	24,210	6,866

Total liabilities	35,294	35,464	15,969

Capital Expenditure
Capital expenditure – United Kingdom	6,839	4,708	111
Capital expenditure – Rest of Europe	6,997	9,758	1,844
Capital expenditure – Unallocated	69	18	29

Total capital expenditure	13,905	14,484	1,984

Depreciation
Segment depreciation – United Kingdom	2,121	960	942
Segment depreciation – Rest of Europe	3,546	2,892	2,237
Segment depreciation – Unallocated	33	35	153

Total depreciation	5,700	3,887	3,332

Amounts within capital expenditure and depreciation include those acquired with subsidiaries and businesses during 2005.

	2006	2005	2004
	£ ‘000	£ ‘000	£ ‘000
Revenue
Segment revenue – Colocation	37,335	22,538	15,488

Assets
Segment assets – Colocation	54,451	42,068	28,481
Unallocated	2,360	1,936	709

Total assets	56,811	44,004	29,190

Capital Expenditure
Capital expenditure – Colocation	13,836	14,466	1,955
Capital expenditure – Unallocated	69	18	29

Total capital expenditure	13,905	14,484	1,984

3 Loss from operations

	2006	2005	2004
	£ ‘000	£ ‘000	£ ‘000
Loss from operations is stated after charging/(crediting):
Loss on disposal of fixed assets	1	19	263
Auditors’ remuneration:
—audit services	86	54	118
—services relating to corporate finance transactions entered into by the Company	159	—	—
—Taxation advice	—	—	62
Depreciation of tangible fixed assets
—owned assets	4,925	3,174	2,910
—leased assets	775	713	421
Amortisation of intangible assets	64	—	—
Recognition of negative goodwill	—	(1,315)	(571)
Operating lease – lease payments
—Hire of plant and machinery	39	63	92
—Other	4,563	3,647	3,012
Net foreign currency translation loss/(gain)	12	32	(33)
Share based payment expense
—Equity settled	489	—	—
—Cash settled	21	—	—

Auditors’ remuneration for services relating to corporate finance transactions entered into in by the Company of £159k above was charged to the income statement in the year as part of IPO costs. £57k was charged to equity, being the portion that related to new shares issued on flotation.

Comparative presentation on the face of the income statement has been changed in order to present a fairer reflection of the results.

(a)—IPO Related Expenses

IPO related expenses totaled £1,582k of which £1,179k was recognised in the income statement.

(b)—Share Option Charges

During the year, the Company granted options to employees under three schemes. The details of the share options granted are set out in Note 13. Share option charges have been separately disclosed to aid understanding as they do not impact the underlying business.

(c)—Negative Goodwill

Negative goodwill was recognised in 2005 on acquisitions where the fair value of assets acquired exceeded the fair value of consideration paid.

4 Financing costs

	2006	2005	2004
	£ ‘000	£ ‘000	£ ‘000
Bank interest receivable	55	85	40
Other interest receivable	83	18	119

Financial income	138	103	159

Bank interest payable	1	6	6
Interest payable on third party loans	1,359	490	60
Fair value gains on financial instruments—interest rate swaps: cash flow hedges, transfer from equity	8	—	—
Interest payable on finance leases	162	183	141
Interest charge on financial liabilities (Note 16)	259	2,447	—
Finance charge on deferred consideration	9	—	—
Other interest payable	65	9	—

Financial expenses	1,863	3,135	207

5 Acquisitions

Gesellschaft für Informationstechnologie mbH

On 5 April 2005, a business continuity provider in Germany was acquired by a Group subsidiary in Germany. All of the voting shares in GIC mbH (Gesellschaft für Informationstechnologie mbH) were acquired for £119k (including costs).

In the 9 months to 31 December 2005 the subsidiary contributed a net loss of £199k to the 2005 consolidated loss of £4,697k. If the acquisition had occurred on 1 January 2005, Group revenue in 2005 would have been £22,696k and 2005 Group loss would have been £4,763k.

Acquirees’s net assets at acquisition date:

	Recognised Fair Value	Adjustment	Book Value
	£ ‘000	£ ‘000	£ ‘000
Property, plant and equipment	155	—	155
Trade and other receivables	7	—	7
Cash and cash equivalents	4	—	4
Trade and other payables	(21)	—	(21)
Other creditors	(80)	—	(80)

Net identifiable assets and liabilities	65	—	65

Goodwill on acquisition	54

Consideration paid, satisfied in cash	119
Cash (acquired)	(4)

Net cash outflow	115

The main factors leading to the recognition of goodwill are:

•	synergistic cost savings which result in the Group being prepared to pay a premium; and

•	the fact that a lower cost of capital is ascribed to the expected future cash flows of the entire operation acquired than might be to individual assets.

London 3

On 17th November 2005, the assets and business were acquired in West London for £2,450k.

Net assets of business acquired at acquisition date at fair value

Recognised
£ ‘000
Property, plant and equipment	2,787
Negative goodwill on acquisition	(337)

Purchase price	2,450

Consideration paid, satisfied in cash	1,000
Deferred consideration	1,450

Purchase price	2,450

Net cash outflow in the year	1,000

Negative goodwill arose due to assets having a fair value higher than was paid.

In the one month to 31 December 2005, the business contributed a net loss of £67k to the 2005 consolidated loss of £4,697k. If the acquisition had occurred on 1 January 2005, Group revenue in 2005 would have been £22,962k and 2005 Group loss would have been £5,438k.

Frankfurt 2

On 29th September 2005, the assets and business were acquired in Frankfurt for £1,284k.

Net assets of business acquired at acquisition date at fair value

Recognised
£ ‘000
Property, plant and equipment	2,546
Creditors	(327)
Debtors	43

Net identifiable assets and liabilities	2,262
Negative goodwill on acquisition	(978)

Purchase price	1,284

Consideration paid, satisfied in cash	677
Vendor liabilities settled	505
Deferred consideration	102

Purchase price	1,284

Net cash outflow	677

Negative goodwill arose due to assets having a fair value higher than was paid.

In the 3 months to 31 December 2005, the business contributed a net profit of £125k to the 2005 consolidated loss of £4,697k. If the acquisition had occurred on 1 January 2005, Group revenue in 2005 would have been £24,078k and 2005 Group loss would have been £4,322k.

No customer related intangibles where recognised as the internal valuations revealed a negative contribution. Negative goodwill has been recognised as a result of the financial distressed position of the acquired businesses prior to the acquisition by IXEurope plc.

Geneva 1

On 25 March 2004 the Group acquired through IX Europe (Switzerland) AG all of the shares of Telehouse (Suisse) SA, Geneva, Switzerland for CHF 1.

The following table sets out the book values of the identifiable assets and liabilities acquired and their fair value to the Group:

	Book value	revaluation	Accounting policy adjustment	Other adjustments	Fair value
	£ ‘000	£ ‘000	£ ‘000	£ ‘000	£ ‘000
Fixed assets
Intangible	—	—	—	—	—
Tangible	117,819	—	(63,844)	(4,210)	49,765

Current assets
Stock	32,931	(32,931)	—	—	—
Debtors	261,280	—	—	3,766	265,046
Cash	2,227,742	—	—	—	2,227,742

Total assets	2,639,772	(32,931)	(63,844)	(444)	2,542,553

Liabilities
Provisions	—	—	—	(1,511,750)	(1,511,750)
Creditors	(459,612)	—	—	—	(459,612)
Total liabilities	(459,612)	—	—	(1,511,750)	(1,971,362)
Net assets	2,180,160	(32,931)	(63,844)	(1,512,194)	571,191
Negative goodwill					(571,191)
Purchase consideration and Costs of acquisition					—

The stock acquired was written off due to it being of a non-standard nature and unlikely to be used in the ongoing business.

The estimated useful lives of the fixed assets acquired were adjusted to bring them into line with the Group’s accounting policy.

A provision was made for a lease exit penalty of CHF 3 million upon the acquisition due to renegotiation of the lease of the company’s premises as well as a provision for legal and professional fees of CHF 300,000.

Telehouse (Suisse) SA was merged with IX Europe (Switzerland) AG on 15 June 2004.

In the seven months to 31 December 2004, the business contributed net profit of £43,075 to the consolidated loss of £3,293,338. If the acquisition had occurred on 1 January 2004, Group revenue would have been £15,705,727 and Group loss would have been £3,213,815.

6 Employee expenses

	2006	2005	2004
	£ ‘000	£ ‘000	£ ‘000
Wages, salaries and fees	6,497	5,928	4,573
Share based payments	510	—	—
Social Security costs	1,009	858	755
Pension costs	256	174	203

	8,272	6,960	5,531

Number of Employees
	2006	2005	2004
The average monthly number of employees of the Group (including Directors) during the year want
Administration	42	48	36
Sales and marketing	22	24	22
Operations	73	45	36

	137	117	94

Remuneration Of The Directors

	2006	2005	2004
	£ ‘000	£ ‘000	£ ‘000
Aggregate emoluments	906	853	771
Contributions to defined contribution pension schemes	42	37	33

	948	890	804

Highest paid Director

	2006	2005	2004
	£ ‘000	£ ‘000	£ ‘000
Aggregate emoluments	298	286	311
Contributions to defined contribution pension schemes	12	14	14

	310	300	325

At 31 December 2006, 3 Directors (2005: 3; 2004: 3) had retirement benefits accruing under defined contribution pension schemes.

7 Taxation

	2006	2005	2004
	£ ‘000	£ ‘000	£ ‘000
Current tax
Foreign tax—Corporation tax	12	42	4
Foreign tax—capital gains tax	—	—	7

Total current tax	12	42	11
Deferred tax
Asset not previously recognised on available losses	(674)	—	—
Asset on share options	(147)	—	—

Total deferred tax	(821)	42	11

Total tax (credit)/charge	(809)	42	11

The tax charge for the year is higher than the standard rate of corporation tax in the UK which is 30% (2005: 30%; 2004: 30%).

The differences are explained below:

	2006	2005	2004
	£ ‘000	£ ‘000	£ ‘000
Tax reconciliation
Loss before tax	(4,249)	(4,697)	(3,294)

UK corporation tax at 30% (2005: 30%)	(1,275)	(1,409)	(988)
Effects of
Items not deductible for tax purposes	457	1,435	683
Depreciation in excess of capital allowances	23	188	198
Differences between overseas and UK tax rate	(256)	(105)	(182)
Utilisation of tax losses brought forward	(1,056)	(979)	300
Current year losses not utilised	1,285	868	—
Other	13	44	—

Total tax (credit)/charge for the year	(809)	42	11

Deferred Tax

	2006 Recognised	Un-recognised	2005 Recognised	Un-recognised

	£ ‘000	£ ‘000	£ ‘000	£ ‘000
Deferred tax assets
Accelerated capital allowances	—	1,116	—	787
Losses carried forward	674	10,315	—	10,270
Share option recognised through
Income statement	147	—	—	—
Equity	390	—	—	—

	1,211	11,431	—	11,057

Deferred tax liability
Hedge asset	(25)	—	—	—

Net deferred tax asset	1,186	—	—	—

Subject to agreement with the Inland Revenue, the Group has United Kingdom tax losses of approximately £6,770k at 31 December 2006 (2005: £9,709k) available to relieve future trading profits in the United Kingdom. Additionally, the Group has overseas losses of £25,096k at 31 December 2006 (2005: £17,866k) available to relieve future overseas trading profits.

No deferred tax asset is recognised in relation to these losses nor in relation to accelerated capital allowances due to inherent uncertainty regarding their recoverability except for losses brought forward in Switzerland, where a deferred tax asset has been recognised on the basis of current profits and the probability of future profits in that entity.

A deferred tax asset also arises on share options granted in the year.

A deferred tax liability has been recognised on the fair value gains in the year on cash flow hedges.

8 Loss per share

Basic Loss Per Share

The basic loss per share has been calculated by dividing the net loss attributable to ordinary shareholders by the weighted average number of shares in issue during the year.

	2006		2005		2004
Net loss attributable to ordinary shareholders (£ ‘000)	(3,440)		(4,697)		(3,294)

Weighted average number of ordinary shares in issue	141,107,050		46,675,232		46,675,232

Basic and diluted loss per share	(2.4p	)	(10.1p	)	(7.0p	)

Diluted Loss Per Share

The diluted loss per share has been calculated by dividing the net loss attributable to ordinary shareholders by the weighted average number of shares in issue during the year, adjusted for potentially dilutive shares that are not antidilutive. All potentially dilutive shares are antidilutive.

	2006	2005	2004
Weighted average number of ordinary shares in issue	141,107,050	46,675,232	46,675,232
Adjustment for share options	4,897,004	293,750	1,914,895
Adjustment for Priority Preference shares	1,212,500	4,850,000	13,459,221
Adjustment for convertible shareholder loan	2,000,000	8,000,000	8,000,000
Adjustment for convertible deep discount bonds	458,799	1,835,198	—

Weighted average number of potential ordinary shares in issue	149,675,353	61,654,180	70,049,348

9 Intangible assets
	Positive Goodwill	Customer Contracts	Total
	£ ‘000	£ ‘000	£ ‘000
Cost
Balance at 1 January 2005	3,648	—	3,648
Additions in the year	54	—	54
Effect of movements in foreign exchange	(106)	—	(106)

Balance at 31 December 2005	3,596	—	3,596
Additions in the year	—	397	397
Effect of movements in foreign exchange	(70)	—	(70)

Balance at 31 December 2006	3,526	397	3,923

Amortisation
Balance at 1 January 2005 and 31 December 2005	—	—	—
Charge for the year	—	64	64
Effect of movements in foreign exchange	—	(1)	(1)

Balance at 31 December 2006	—	63	63

Net book value
Balance at 1 January 2005	3,648	—	3,648
Balance at 31 December 2005	3,596	—	3,596
Balance at 31 December 2006	3,526	334	3,860

Customer contracts

The customer contracts intangible asset arose on acquisition of contracts during the year and is amortised on a straight line basis over the finite life of the contract to which it relates. In the year amortisation of £64k (2005: Nil) was included in administrative expenses.

Impairment Tests For Cash-Generating Units Containing Goodwill

The following Group of units have significant goodwill:

	2006	2005
	£ ‘000	£ ‘000
Group made of IXDatacentre Frankfurt1 & IXDatacentre Zurich1	3,473	3,542
Units without significant goodwill	53	54

	3,526	3,596

The recoverable amount of the Group of cash generating units Frankfurt1 & Zurich1 is based on value in use calculations. Those calculations use cash flow projections based on the three year budget ending 31 December 2009 as approved by the Group Board. Cash flows beyond this period have been extrapolated with no assumed growth. The discount factor has been determined as 13.6% based on the Company’s weighted average cost of capital.

The key assumptions used and the approach to determining their value are:

Assumption	How Determined
Operating margin	This is based on detailed plans of IXDatacentre™ space available and past experience of management after the period of the official budget.

Management approved budgets are estimated based on past performance and expectations of future developments.

10 Property, plant and equipment

Year ended 31 December 2006

	Freehold land and buildings	Short leasehold improvements	Assets in the course of construction	Plant and machinery	Fixtures, fittings, tools and equipment	Total
	£ ‘000	£ ‘000	£ ‘000	£ ‘000	£ ‘000	£ ‘000
Cost
At beginning of year	4,780	2,939	2,367	33,983	6,405	50,474
Additions	—	141	6,401	5,737	1,626	13,905
Disposals	—	—	—	—	(2)	(2)
Transfers	—	15	(6,239)	6,224	—	—
Currency translation differences	(93)	(10)	(56)	(478)	(124)	(761)

At end of year	4,687	3,085	2,473	45,466	7,905	63,616

Depreciation
At beginning of year	57	1,795	532	16,215	4,319	22,918
Charge for year	169	62	—	4,462	1,007	5,700
Disposals	—	—	—	—	(1)	(1)
Currency translation differences	(4)	(9)	(29)	(269)	(96)	(407)

At end of year	222	1,848	503	20,408	5,229	28,210

Net book value
At 31 December 2006	4,465	1,237	1,970	25,058	2,676	35,406

Net book value of assets held under finance lease
At 31 December 2006	—	—	—	1,499	608	2,107

At 31 December 2005	—	—	—	1,725	1,124	2,849

All material assets are held as security against the bank loans of the Group.

Year ended 31 December 2005

	Freehold land and buildings	Short leasehold improvements	Assets in the course of construction	Plant and machinery	Fixtures, fittings, tools and equipment	Total
	£ ‘000	£ ‘000	£ ‘000	£ ‘000	£ ‘000	£ ‘000
Cost
At beginning of year	—	2,165	679	28,096	4,964	35,904
Acquisition	—	832	—	5,038	505	6,375
Additions	4,780	—	1,712	1,426	1,062	8,980
Disposals	—	—	—	—	(22)	(22)
Currency translation differences	—	(58)	(24)	(577)	(104)	(763)

At end of year	4,780	2,939	2,367	33,983	6,405	50,474

Depreciation
At beginning of year	—	1,836	551	13,084	3,066	18,537
Acquisition	—	—	—	424	446	870
Charge for year	56	8	—	2,956	867	3,887
Disposals	—	—	—	—	(3)	(3)
Currency translation differences	1	(49)	(19)	(249)	(57)	(373)

At end of year	57	1,795	532	16,215	4,319	22,918

Net book value
At 31 December 2005	4,723	1,144	1,835	17,768	2,086	27,556

11 Trade and other receivables

Current	2006	2005
	£ ‘000	£ ‘000
Trade debtors	4,836	2,074
Other debtors	449	783
Prepayments and accrued income	1,392	1,038

	6,677	3,895

Non current	2006	2005
	£ ‘000	£ ‘000
Other debtors	—	85
Hedging asset	82	—
Prepayments and accrued income	111	—
Security deposit	3,033	2,371

	3,226	2,456

Security deposits include long-term rent deposits for facilities held under operating leases and security held under a sale and leaseback facility.

12 Cash and cash equivalents

	2006	2005
	£ ‘000	£ ‘000
Bank balances	4,378	4,456

Cash and cash equivalents	6,456	6,501
Bank overdrafts	—	(10)

Cash and cash equivalents in statement of cash flows	6,456	6,491

Restricted cash included within cash and cash equivalents	2,078	2,045

Restricted cash has been disclosed within cash and cash equivalents in accordance with IAS 7.

13 Called up share capital

	2006	2005	2006	2005
Authorised for issue	No.	No.	£ ‘000	£ ‘000
Ordinary shares of £0.01 each
Ordinary shares	250,000,000	11,559,881	2,500	116
B Ordinary shares	—	38,024,379	—	380
Deferred shares	—	819,872,408	—	8,199

	250,000,000	869,456,668	2,500	8,695

Shares of £0.01 each:
Priority Preference shares	—	15,390,779	—	154

	250,000,000	884,847,447	2,500	8,849

	2006	Bonus Issue	Placing	Cancellation	Conversion	Conversion of Shareholder Loan	2005
Allotted, called up and fully paid	No.	No.	No.	No.	No.	No.	No.
Ordinary shares of £0.01 each
Ordinary shares	172,584,323	71,604,545	45,454,546	—	46,378,288	—	9,146,944
B Ordinary shares	—	—	—	—	(37,528,288)	—	37,528,288
Deferred shares	—	—	—	(816,372,408)	—	—	816,372,408

	172,584,323	71,604,545	45,454,546	(816,372,408)	8,850,000	—	863,047,640
Shares of £0.01 each:
Priority Preference shares	—	—	—	—	(8,850,000)	4,000,000	4,850,000

	172,584,323	71,604,545	45,454,546	(816,372,408)	—	4,000,000	867,897,640

	2005	Redesignation	Deferral	2004
		(total)
Allotted, called up and fully paid	No.	No.	No.	No.
Ordinary shares of £0.01 each
Ordinary shares	9,146,944	9,146,944	—	—
B Ordinary shares	37,528,288	37,528,288	—	—
Ordinary shares: Class A	—	(200)	—	200
Ordinary shares: Class B	—	(87,457)	—	87,457
Ordinary shares: Class F	—	(45,760,051)	—	45,760,051
Ordinary shares: Class G	—	(100)	—	100
Preferred Ordinary shares	—	(827,424)	—	827,424
Deferred shares	816,372,408	—	8,609,221	807,763,187

	863,047,640	—	8,609,221	854,438,419
Shares of £0.01 each:
Priority Preference shares	4,850,000	—	(8,609,221)	13,459,221

	867,897,640	—	—	867,897,640

	Ordinary shares	B Ordinary shares	Deferred shares	Priority Preference Shares	TOTAL
Allotted, called up and fully paid	£ ‘000	£ ‘000	£ ‘000	£ ‘000	£ ‘000
Balance at 1 January 2006	91	375	8,164	47	8,677
Conversion to Ordinary Shares	375	(375)	—	—	—
Conversion of Shareholder Loan to Priority Preference Shares	—	—	—	40	40
Conversion of Priority Preference Shares to Ordinary Shares	87	—	—	(87)	—
Transfer of Liability Portion of Priority Preference Shares on Conversion to Ordinary Shares	2	—	—	—	2
Cancellation of Deferred Shares	—	—	(8,164)	—	(8,164)
Placing of New Ordinary Shares	455	—	—	—	455
Bonus Issue of Ordinary Shares	716	—	—	—	716

Balance at 31 December 2006	1,726	—	—	—	1,726

Share issues

On 7th April 2006 the Company issued 45,454,546 Ordinary Shares with nominal value 1p for 22p per share which resulted in a premium of 21p per share or £9,545k.

	Ordinary shares	B Ordinary shares	Ordinary shares: Classes A, B, F and G	Preferred Ordinary shares	Deferred shares	Priority Preference shares	TOTAL
Allotted, called up and fully paid	£ ‘000	£ ‘000	£ ‘000	£ ‘000	£ ‘000	£ ‘000	£ ‘000
Balance at 1 January 2005	—	—	458	8	8,078	135	8,679
Opening balance Adjustment—IFRS	—	—	—	—	—	(135)	(135)

Adjusted balance at 1 January 2005	—	—	458	8	8,078	—	8,544
Preference share liability transferred to deferred shares	91	375	(458)	(8)	86	—	86
Change in conditions of some Preference shares	—	—	—	—	—	47	47

Balance at 31 December 2005	91	375	—	—	8,164	47	8,677

During the year, the Company restructured its equity. These changes are reflected in the tables above and described below.

Immediately prior to Admission on AIM, convertible shareholder loans of £4,000,000 were converted into 4,000,000 priority preference shares of £0.01 each in the share capital of the Company. These and the existing 4,850,000 priority preference shares were converted into 8,850,000 ordinary shares of £0.01 each in the share capital of the Company.

By resolutions passed on 22 March 2006, the following changes to the share capital of the Company were approved:

1.	Following the cancellation of all the issued and unissued but authorised deferred shares of 1p each in nominal value, the authorised share capital of the Company was increased to £1,500,000 in nominal value comprising 150,000,000 Ordinary Shares of 1p each.

2.	All 816,372,408 issued deferred shares of 1p each in nominal value were transferred to the company and were cancelled along with the 3,500,000 authorised but unissued deferred shares of 1p each and the share capital of the Company was reduced accordingly.

3.	All 37,528,288 issued B Ordinary Shares of 1p each in the capital of the Company were converted into Ordinary Shares of 1p each in the capital of the Company.

By resolution passed on 3 April 2006 it was resolved that at Admission the authorised share capital of the Company be increased to £2,500,000 in nominal value comprising 250,000,000 Ordinary Shares of 1p each.

During 2005 the Company restructured its equity and adopted new Articles of Association. These changes are reflected in the table above and are described below.

The resulting changes to equity occurred on 28th December 2005:

•	Deferral of 63.965% of issued Priority Preference shares to Deferred shares. The authorised Super Priority Preference shares were also converted to Deferred shares.

•	Redesignation I—conversion of Ordinary shares Classes A, C, D, E, G and 8,137 Preferred Ordinary shares to Ordinary shares.

•	Redesignation II—conversion of Ordinary shares Classes B, F and remaining 819,287 Preferred Ordinary shares to B Ordinary shares.

Share Options

Under the terms of the IXEurope Founders Share Option Scheme adopted on 30 June 2006, two Directors have been granted options to subscribe for Ordinary Shares of the Company as set out below:

	Maximum no of shares over which the Option is held	Options price per Ordinary share	Date of Grant of Option
Guy Willner	2,500,000	1p	30 June 2006
Christophe de Buchet	2,500,000	1p	30 June 2006

	5,000,000

The Options may be exercised:

i.	as to 50% of the Ordinary Shares subject to the Option provided that the market value of an Ordinary Share reaches 40p on or after 18 months have elapsed since the admission of the Ordinary Shares to trading on AIM (irrespective of the share price subsequently); and

ii.	as to the remaining 50% of the Ordinary Shares subject to the Option provided that the market value of an Ordinary Share reaches 50p on or after 30 months have elapsed since the admission of the Ordinary Shares to trading on AIM (irrespective of the share price subsequently).

The Options will lapse, if not exercised, on the tenth anniversary of the date of grant.

Under the terms of the Company’s Unapproved Share Option Scheme adopted on 22 March 2006, Directors and certain senior employees have been awarded Options to subscribe for Ordinary Shares of the Company as set out in the table below.

	Date of Grant	Options held at 1 January 2006	Options held at 31 December 2006	Market price at date of grant	Exercise price	Earliest exercise date	Expiry date
Guy Willner	07/04/06	—	1,258,427	30p	22p	07/04/09	06/04/16
Christophe de Buchet	07/04/06	—	1,258,427	30p	22p	07/04/09	06/04/16
Karen Bach	07/04/06	—	1,258,247	30p	22p	07/04/09	06/04/16
Senior Employees	07/04/06	—	3,415,732	30p	22p	07/04/09	06/04/16

			7,191,013

The Options will vest in three equal portions upon the signing of the 2006, 2007 and 2008 statutory accounts based on performance criteria of EBITDA and space targets.

EBITDA targets will govern 75% of the options available following each financial year. If the target is not reached in 2006, the awards will still vest if the combined EBITDA targets are met for 2006 and 2007. If the target is not reached in 2007, the awards will still vest if the combined EBITDA targets are met for 2007 and 2008.

Space targets will govern the vesting of 25% of the options available following each financial year. If the target is not reached in 2006 the awards will still vest if the target is met for 2007. If the target is not reached in 2007 the awards will still vest if the target is met for 2008.

Under the terms of the Company’s Unapproved Share Option Scheme, awards were made to employees as detailed below:

Date of Grant	Options held at 1 January 2007	Options held at 30 June 2007	Market price at date of grant	Exercise Price	Earliest exercise date	Expiry date
09/10/06	749,250	749,250	45p	43p	09/10/09	09/10/16

The following information is relevant in the determination of the fair value of options granted during the year. There were no share options granted in 2005.

	Unapproved Scheme	IXEurope Founders Share Option Scheme	Unapproved Scheme
Date of Grant	07/04/06	30/06/06	09/10/06
Option pricing model used	Binomial	Binomial	Binomial
Adjusted bid price at date of grant	20.75p	29.44p	44.00p
Exercise price	22p	1p	43p
Option life	10 years	10 years	10 years
Expected volatility	44%	44%	44%
Risk-free interest rate	4.39%	4.74%	4.80%

The volatility assumption is based on the annualised volatility of IXEurope plc and a weighted average of comparative companies.

The performance based measures on the Unapproved Scheme granted on 7 April 2006 are modelled using an estimate of the probability of the non-market based performance criteria being met.

The equity settled element of the IXEurope Founders Share Option Scheme is modelled using the absolute values adjusted for the success probability derived for the required performance condition.

The cash settled element of the IXEurope Founders Share Option Scheme is modelled on the fair value of cash receivable based on estimates of the probability of the market conditions being met.

14 Share premium and reserves

Year ended 31 December 2006

	Share premium account	Retained earnings	Foreign exchange translation reserve	Other reserves
	£ ‘000	£ ‘000	£ ‘000	£ ‘000
At beginning of year	69,149	(71,066)	(765)	2,545
Share capital reduction	(45,000)	45,000	—	—
Conversion of shareholder loan	4,322	3,897	—	(2,444)
Conversion of priority preference shares	319	29	—	(29)
Repayment of deep discount bonds	—	72	—	(72)
Bonus issue	(716)	—	—	—
Cancellation of deferred shares	—	—	—	8,164
Share capital issued in the year (net of cost chargeable to share premium)	9,142	—	—	—
Share option charge	—	—	—	489
Deferred tax on share option charge	—	—	—	390
Cash flow hedge
Fair value gains in year	—	—	—	90
Tax on fair value gains in year	—	—	—	(27)
Transfers to income statement in year	—	—	—	(8)
Tax on transfers to income statement in year	—	—	—	2
Loss for the year	—	(3,440)	—	—
Currency translation differences on foreign currency net investments	—	—	(252)	—

At end of year	37,216	(25,508)	(1,017)	9,100

Year ended 31 December 2005

	Share premium account	Retained earnings	Foreign exchange translation reserve	Other reserve
	£ ‘000	£ ‘000	£ ‘000	£ ‘000
At beginning of year	56,573	(51,890)	(142)	—
Opening balance adjustment—IFRS	(12,789)	(14,479)	—	—

Adjusted opening balance	43,784	(66,369)	(142)	—
Preference share liability transferred to deferred shares	16,447	—	—	—
Change in conditions of some Preference shares	8,918	—	—	—
Equity element of compound financial instruments	—	—	—	2,545
Loss for the year	—	(4,697)	—	—
Currency translation differences on foreign currency net investments	—	—	(623)	—

At end of year	69,149	(71,066)	(765)	2,545

Share Premium Reserve

Amount subscribed for share capital in excess of the nominal value.

At an Extraordinary General Meeting on 6 February 2006, shareholders approved a resolution to reduce the share capital. The resolution was confirmed by the High Court on 1 March 2006 and became effective on registration at Companies House on 6 March 2006. The effect of the resolution was to reduce share premium by £45m.

Retained Earnings

Cumulative net gains and losses recognised in the consolidated income statement.

Foreign Exchange Translation Reserve

The translation reserve comprises all foreign exchange differences arising from translation of the financial statements of foreign operations that are not integral to the operation of the company.

Other Reserves

Other reserves comprises:

•	the compound instrument reserve which represents the equity element of compound financial instruments;

•	the cost of equity settled share based payments that have not been exercised;

•	the movement in fair value of designated cash flow hedges taken to reserves in the year; and

•	the capital redemption reserve for deferred shares cancelled in the year.

15 Changes in shareholders’ equity

	2006	2005
	£ ‘000	£ ‘000
Total recognised income and expense	(3,245)	(5,320)
Reclassification of financial instruments at 1 January 2005 at fair value under IFRS 1 transitional rule	—	(27,403)
Preference share liability transferred to deferred shares	—	16,533
Change in conditions of some Preference shares	—	8,965
Equity element of compound financial instruments	—	2,545
Conversion of shareholder loan	5,817	—
Conversion of priority preference shares	319	—
Share capital issued (net of costs taken to share premium)	9,597	—
Share option charged to reserves	489	—

	12,977	(4,680)
Capital and reserves attributable to equity holders of the parent at the beginning of the period (as restated)	8,540	13,220

Capital and reserves attributable to equity holders of the parent at the end of the period	21,517	8,540

16 Interest bearing loans and borrowings: non current

	2006	2005
	£ ‘000	£ ‘000
Obligation under finance leases	1,205	1,807
Bank loans	12,774	—
Shareholders’ loan	—	5,556
Deep Discount Bonds	—	1,766

	13,979	9,129

The bank loan is repayable in stages until 2011, however it becomes repayable in 45 days in the event of a sale, de-listing, change of management or change of control of the entity. Security is held over the shares, assets and bank accounts of certain Group entities.

Finance Leases

The minimum future lease payments to which the Group is committed under finance leases are as follows:

	Minimum lease payments 2006	Principal 2006	Interest 2006	Minimum lease payments 2005	Principal 2005	Interest 2005
	£ ‘000	£ ‘000	£ ‘000	£ ‘000	£ ‘000	£ ‘000
Less than one year	760	624	136	991	830	161
Between one and five years	1,563	1,087	476	1,947	1,447	500
More than five years	177	118	59	541	361	180

	2,500	1,829	671	3,479	2,638	841

Maturity Of Borrowings Excluding Finance Leases:

	2006	2005
	£ ‘000	£ ‘000
Debt can be analysed as falling due:
Between one and two years	12,503	7,322
More than five years	271	—

	12,774	7,322

17 Other financial liabilities: non current

	2006	2005
	£ ‘000	£ ‘000
Other creditors	1,098	559
Accruals and deferred income	121	234

	1,219	793

18 Provisions: non current

Provision for pension scheme
£ ‘000
At 31 December 2005	183
Released in the year	(141)
Exchange rate movements	(5)

At 31 December 2006	37

The provisions relate to the pension scheme in Switzerland.

19 Interest bearing loans and borrowing: current

	2006	2005
	£ ‘000	£ ‘000
Obligation under finance leases	624	830
Bank loan – Bridge	—	4,811
Bank loan	4,254	8,384
Preference share liabilities	—	320
Bank overdrafts	—	10

	4,878	14,355

The bank loan is repayable in stages until 2011, however it becomes repayable in 45 days in the event of a sale, de-listing, change of management or change of control of the entity. Security is held over the shares, assets and bank accounts of certain Group entities.

20 Trade and other payables: current

	2006	2005
	£ ‘000	£ ‘000
Trade creditors	4,788	3,064
Taxation and social security	632	196
Other creditors	2,702	2,704
Accruals and deferred income	6,696	4,902
Deferred consideration for customer contracts	306	—

	15,124	10,866

21 Provisions: current

Provision for claims
£ ‘000
At 31 December 2005	138
Utilised in the year	(79)
Exchange rate movements	(2)

At 31 December 2006	57

The provisions relate to claims against the Group and the associated costs of defending those claims. The provisions are expected to be utilised within the next year.

22 Financial instruments

Exposure to credit, interest rate and currency risks arises in the normal course of the Group’s business.

Credit Risk

Management has a credit policy in place and the exposure to credit risk is monitored on an ongoing basis. It is Group policy to obtain credit evaluations or a deposit covering several months’ revenue for all companies.

At the balance sheet date there were no significant concentrations of credit risk. The maximum exposure to credit risk is represented by the carrying amount of each financial asset in the balance sheet.

Interest Rate Risk

The Group is exposed to interest rate fluctuations on its variable rate long term borrowing. The Group aims to obtain funding to meet its business needs at competitive rates of interest.

The fair value of interest rate swaps designated as hedging instruments in cash flow interest rate hedges of variable rate debt is £82k.

The interest rate swaps are considered to be highly effective hedges. As a result, the full amount of the fair value has been debited to equity.

Effective Interest Rates And Repricing Analysis

In respect of income-earning financial assets and interest-bearing financial liabilities, the following table indicates their effective interest rates at the balance sheet date and the periods in which they reprice.

	Interest rate	2006 Total	1 year or less	1-2 years	2-5 years	More than 5 years
		£ ‘000	£ ‘000	£ ‘000	£ ‘000	£ ‘000
Cash and cash equivalents	2.28%	4,516	4,516	—	—	—
Bank loan – CIT facility A & C – Euro	EURIBOR + 2.5%	(1,659)	(1,659)	—	—	—
Bank loan – CIT facility A & C – Sterling	LIBOR + 2.5%	(3,381)	(3,381)	—	—	—
Bank loan – CIT facility B – Euro	EURIBOR + 3.0%	(1,329)	(1,329)	—	—	—
Bank loan – CIT facility B – Sterling	LIBOR + 3.0%	(277)	(277)	—	—	—
Bank loan – CIT Euro fixed *	3.72%	(4,582)	—	—	(4,582)	—
Bank loan – CIT Sterling fixed *	5.18%	(5,800)	—	—	(5,800)	—
Finance lease liabilities*	7.87%	(1,830)	(624)	(351)	(737)	(118)

		(14,342)	(2,754)	(351)	(11,119)	(118)

*	These assets/liabilities bear interest at a fixed rate. Other assets and liabilities in the table above bear interest at a variable rate.

	Interest rate	2006 Total	1 year or less	1-2 years	2-5 years	More than 5 years
		£ ‘000	£ ‘000	£ ‘000	£ ‘000	£ ‘000
Cash and cash equivalents	2.10%	4,446	4,446	—	—	—
Bank loans – CIT senior term – Euro	EURIBOR + 3.5%	(3,985)	(3,985)	—	—	—
Bank loans – CIT senior term – Sterling	LIBOR + 3.5%	(4,250)	(4,250)	—	—	—
Bank loans – CIT Bridge	EURIBOR + 3.5%	(4,810)	(4,810)	—	—	—
Bank loans – CIT PIK	EURIBOR + 3.5%	(79)	(79)	—	—	—
Shareholder loan*	20.00%	(5,556)	—	(5,556)	—	—
Deep Discount Bonds*	20.00%	(1,766)	—	(1,766)	—	—
Redeemable Preference Shares*	20.00%	(320)	(320)	—	—	—
Finance lease liabilities*	7.44%	(2,638)	(830)	(619)	(828)	(361)

		(18,958)	(9,828)	(7,941)	(828)	(361)

*	These assets/liabilities bear interest at a fixed rate. Other assets and liabilities in the table above bear interest at a variable rate.

Fixed rate liabilities

	2006		2005
	Weighted average interest rate	Weighted average period	Weighted average interest rate	Weighted average period
Finance leases	7.87%	4.27 years	7.44%	4.67 years
Bank loan – Euro	3.72%	2.67 years	—	—
Bank loan – Sterling	5.18%	2.67 years	—	—
Shareholder loan	—	—	20.00%	2 years
Deep Discount Bonds	—	—	20.00%	2 years
Redeemable Preference Shares	—	—	20.00%	*

*	The interest rate on redeemable Preference Shares was fixed until such time as they were redeemed in accordance with the terms of the instruments.

Foreign Currency Risk

The Group is exposed to profit and loss foreign currency risk on sales, purchases and borrowings denominated in a currency other than the functional currency of the Group entity.

The Group hedges some of its exposure to foreign currency risk by ensuring sales, purchases and borrowings are denominated in the currency appropriate to the related transaction. It is not Group policy to enter into hedging arrangements to mitigate foreign exchange risk.

The Group is exposed to foreign currency risk on the translation of overseas subsidiaries into Sterling.

The majority of borrowings are in the functional currency of the entity of which they are being used as funding.

Net assets by currency:	Net Assets in local currency
	2006	2005
	‘000	‘000
Sterling	3,482	(2,839)
Euro	25,645	16,821
Swiss Franc	(1,031)	417
Swedish Kronor	—	64

Liquidity Risk

The Group manages liquidity risk through an appropriate mix of funding sources.

Sensitivity Analysis

In managing interest rate and currency risks, the Group aims to reduce the impact of short term fluctuations on the Group’s earnings. Over the longer term, however, permanent changes in foreign exchange and interest rates would have an impact on consolidated earnings.

At 31 December 2006, it is estimated that a general increase of one percentage point in interest rates would decrease the Group’s profit before tax by approximately £105k (2005: £586k).

It is estimated that a general increase of one percentage point in the value of the British Pound against other foreign currencies would decrease the Group’s profit before tax by approximately £38k (2005: £537k).

Fair Values

To the extent that financial instruments are not carried at fair value in the consolidated balance sheet, book value approximates to fair value at 31 December 2005 and 2006.

23 Commitments

Operating Leases

Future minimum lease payments under non-cancellable operating leases are as follows:

	Land and buildings	Other	Land and buildings	Other
	2006	2006	2005	2005
	£ ‘000	£ ‘000	£ ‘000	£ ‘000
Within one year	5,471	101	4,433	137
In two to five years	21,318	118	17,371	210
In more than five years	23,305	—	20,443	—

	50,094	219	42,247	347

At 31 December 2006, the Group had committed capital expenditures for the development of IXDatacentres™ of £2,866k (2005: £2,215k).

Future minimum lease receivables under non-cancellable operating leases are as follows:

	Land and buildings	Land and buildings
	2006	2005
	£ ‘000	£ ‘000
Within one year	186	139
In two to five years	256	331

	442	470

24 Pension Commitments

Certain Group companies participate in The Group Personal Pension Plan which is a defined contribution pension scheme. The assets of the scheme are held separately from those of the Group in an independently administered fund.

The pension charge represents contributions payable by the Group to the fund and amounted to £164k (2005: £174k). Contributions payable at the year end amounted to £18k (2005: £16k).

A Group company operates a post-employment pension scheme for its employees of a defined benefit nature. A provision has been made of £37k in respect of the deficit arising on this scheme at 31 December 2006 (2005: £183k).

25 Subsequent events

Capital Increased

On 5th February 2007, IX Europe plc placed 8,600,000 new shares with institutional investors at a price of 59p per share.

Renegotiation Of Banking Facilities

On 28th February 2007, IX Europe plc renegotiated and increased its banking facilities to £40m.

26 Related parties

Identity Of Related Parties

The Group has a related party relationship with its subsidiaries (see note 29) and with its Directors and executive officers.

Director’s Services

Milestone Capital Partners Limited, a major shareholder, were due £23k for the year (2005: £Nil)

Transactions With Key Management Personnel

The interests of the Directors in the share capital of the Company are disclosed in the Directors’ Report and the compensation of key management personnel is disclosed in Note 6. During the year a charge of £334k was recognised in the income statement relating to share options granted to Executive Directors in the year (2005: £Nil). There were no other key management personnel other than the Directors of the Company during the year.

Loans

Shareholders have provided loans to the company of £Nil (2005: £7,321k). See note 16 for further details.

Other

There were no other related party transactions at any time during the year.

27 Summary of differences between International Financial Reporting Standards and accounting principles generally accepted in the United States of America

A. Introduction

The consolidated financial statements of IXEurope (the Company) are prepared in accordance with International Financial Reporting Standards (IFRS) which differ in certain respects from generally accepted accounting principles in the United States of America (US GAAP). Reconciliations of net income and shareholders’ equity under IFRS and US GAAP are set out below.

The Company adopted IFRS with a transition date of 1 January 2004. The Company previously prepared its consolidated financial statements in accordance with generally accepted accounting principles in the United Kingdom (UK GAAP).

B. Significant differences between accounting principles

	Note	Revenue	2006 Gross Profit	Loss	Revenue	2005 Gross Profit	Loss
		£ ‘000	£ ‘000	£ ‘000	£ ‘000	£ ‘000	£ ‘000
Adjustments to Consolidated Income Statements
IFRS		37,335	14,798	(3,440)	22,538	10,001	(4,697)
US GAAP adjustments:
Business combinations	(i)	—	—	60	—	—	(1,102)
Shareholder loan	(ii)	—	—	130	—	—	1,778
Convertible deep discount bonds	(iii)	—	—	71	—	—	1
Installation revenue and costs	(iv)	(1,981)	(462)	(295)	(175)	(121)	(78)
Stock options	(v)	—	—	—	—	—	(8)
Derivatives and hedging activities	(vi)	—	—	82	—	—	—
Tax effect of US GAAP adjustments	(vii)	—	—	(25)	—	—	(456)
Valuation allowance on deferred tax	(vii)	—	—	(134)	—	—	36
Reallocation of depreciation to cost of sales		—	(5,638)	—	—	(3,786)	—

US GAAP Final		35,354	8,698	(3,551)	22,363	6,094	(4,526)

Loss per share
Basic loss per share				(2.52p )			(9.70p )
Diluted loss per share				(2.52p )			(9.70p )

	Note	Total Assets	2006 Total Liabilities	Equity	Total Assets	2005 Total Liabilities	Equity
		£ ‘000	£ ‘000	£ ‘000	£ ‘000	£ ‘000	£ ‘000
Adjustments to Consolidated Balance Sheets
IFRS		56,811	35,294	21,517	44,004	35,464	8,540
US GAAP adjustments:
Business combinations	(i)	(821)	—	(821)	(957)	—	(957)
Redeemable convertible priority preference shares	(viii)	—	—	—	—	23	(23)
Shareholder loan	(iii)	—	—	—	—	(2,778)	2,778
Convertible deep discount bonds	(iii)	—	—	—	—	71	(71)
Installation revenue and costs	(iv)	2,789	3,459	(670)	1,103	1,478	(375)
Deferred tax effect	(vii)	(390)	—	(390)	—	—	—
Valuation allowance on deferred tax	(vii)	(629)	—	(629)	(533)	—	(533)
Reallocation of debt issuance costs		1,012	1,012	—	335	335	—

US GAAP Final		58,772	39,765	19,007	43,952	34,593	9,359

(i) Business combinations

Under IFRS, the Company accounts for all business combinations by applying the acquisition method. In respect of business combinations that have occurred since 1 January 2004, goodwill represents the difference between the cost of the acquisition and the fair value of the net identifiable assets acquired. The Company elected not to apply IFRS 3, ‘Business Combinations’, to business combinations that were recognised on or before 1 January 2004. As a result, the carrying value of purchased goodwill recognised under UK GAAP was treated as deemed cost upon the transition to IFRS. Under UK GAAP, goodwill arising from acquisitions was capitalised and amortised over the period of its expected useful life of 10 years.

Goodwill is no longer amortised since the transition to IFRS but is tested annually for impairment. Negative goodwill arising at acquisition is recognised directly in the income statement.

Under IFRS, the benefit of pre-acquisition tax loss carry forward positions that were not recognised as a deferred tax asset at the time of the acquisition but that are recognised subsequently are credited to the income statement.

Under IFRS, restructuring provisions are only recognised as part of the acquired liabilities if the acquiree had an existing liability at the acquisition date for the restructuring costs.

Under US GAAP, business combinations are accounted for under the purchase accounting method similar to IFRS, however, the following accounting differences exist

•

From 1 January 2002, under FAS 142 ‘Goodwill and Other Intangibles Assets’, the amortisation of goodwill and indefinite lived intangibles ceased resulting in higher carrying values under US GAAP compared to IFRS;

•

negative goodwill is allocated against the carrying value of the long-lived assets thereby resulting in different carrying values of long-lived assets and lower future amortisation and depreciation expenses under US GAAP;

•

the benefit of pre-acquisition tax losses carry forward positions that are recognised subsequently are adjusted against the historically recognised goodwill, then intangible assets and finally reduce income tax expenses; and

•	acquisition related restructuring provisions are recognised as part of the acquired liabilities if certain specific criteria are met

(ii) Redeemable convertible priority preference shares

Under IFRS, preference shares issued by the Company where distributions are not discretionary are classified as debt.

Under US GAAP, these preference shares are classified as temporary equity, as the redemption is not solely within the control of the Company.

(iii) Shareholder loan and convertible deep discount bonds

Under IFRS, the shareholder loan and the convertible deep discount bonds were recorded at fair value at 1 January 2005, being the transition date for IAS 32, Financial Instruments: Presentation and IAS 39, Financial Instruments: Recognition and Measurement. The fair value at that date was then allocated between the liability and equity components. Subsequently the debt component is accounted for as a financial liability measured at amortised cost and the amount credited directly to equity is not subsequently remeasured.

Under US GAAP, the conversion features are not separated from the shareholder loan and convertible deep discount bonds.

Shareholder loan

The conversion feature allowed the shareholder loan not repaid by the date specified in the agreement date to be converted into Priority Preference Shares (“PPS”), which were not exchange traded securities, on the basis of 1 PPS for every £1. Since none of the criteria of SFAS 133.9 were met (i.e. no net settlement, no market mechanism that would facilitate net settlement and the PPS shares were not traded equity securities and therefore could not be readily converted to cash), the embedded conversion feature did not meet the criteria specified in SFAS 133.12(c) and therefore was not separated from the host contract.

Deep Discount Bonds

The conversion feature gave the holders and the issuer of the bond an option to convert the Deep Discount Bonds into Priority Preference Shares (“PPS”), which were not exchange traded securities. None of the criteria of SFAS 133.9 were met (i.e. no net settlement, no market mechanism that would facilitate net settlement and the PPS shares were not traded equity securities and therefore could not be readily converted to cash). The embedded conversion feature did not meet the criteria specified in SFAS 133.12(c), and therefore was not separated from the host contract. Furthermore, the conversion feature was not “in the money” at issuance and therefore no beneficial feature needed to be recognised.

Under US GAAP since the shareholder loan is non-interest bearing the difference between the proceeds received and the present value of the repayments due has been recorded as a capital contribution.

The gain arising on the conversion of the shareholder loan into ordinary shares at the time of the Admission to AIM is recognised directly into equity under both GAAP’s.

(iv) Installation revenue and costs

The Company’s contracts typically require the customer to pay an installation fee and a monthly service fee. Under IFRS, the company separately accounts for installation fee revenue and monthly recurring revenue from customer contracts as they represent separate identifiable components. The Company recognizes installation revenue on completion of the installation and acceptance by the customer. The company recognizes monthly service fee revenue as the services are performed.

Under US GAAP, EITF 00-21, ‘Revenue Arrangements with Multiple Deliverables’, sets forth criteria for the separation of different components of a revenue arrangement including a requirement that the delivered component has value to the customer on a standalone basis. Pursuant to these criteria the installation fees are recognised over the longer of the contract period or the estimated customer life.

Under IFRS installation costs related to installation fees charged to customers are expensed as incurred. Under US GAAP, installation cost are deferred and amortised over the same period as the related installation fee revenue.

US GAAP allows expensing but the Company has elected to defer and amortise.

(v) Stock options

Under IFRS 2, the Company did not have to recognise compensation expense for the share options plans of 2000 and 2002 because they were granted before 7 November 2002.

Under US GAAP, the Company applies the modified retrospective method of SFAS 123(R). The requirements of SFAS 123R are similar to IFRS 2 with the exception of the transition requirements. In particular, under US GAAP the Company has recognised compensation costs of the options granted in 2002.

(vi) Derivatives and hedging activities

Under IFRS, gains and losses arising from changes in the fair value of a derivative are recognised as they arise in profit or loss unless the derivative is the hedging instrument in a qualifying hedge. The Company entered into one hedge relationship using interest rate swaps to hedge the variability in cash flows on variable rate debt (cash flow hedges).

US GAAP principles are similar to IFRS. There are however differences in their detailed application in particular, US GAAP requires effectiveness testing to be performed at least quarterly. As a result, the Company has not designated any hedge relationships for US GAAP purposes. Therefore all changes in fair value of the interest rate swaps are recognised in the income statement.

(vii) Income taxes

IFRS and US GAAP accounting principles for current and deferred income tax accounting are similar except as described below. Under IFRS, deferred tax on share-based compensation is provided based on the actual tax credit expected to be received based upon the fair market value of the share price at the period end (the intrinsic value). The deferred tax is credited to the income statement to the extent of the tax recognised on the share-based compensation charge with the excess recognised directly in equity.

Under US GAAP, deferred tax is recognised to the extent of the cumulative amount of compensation cost recognised through the income statement. Upon exercise, any excess tax benefits are credited to equity, creating an Additional Paid In Capital (APIC) pool. If the tax deduction received is less than the compensation expense, the write off of the excess deferred tax asset is written off to the income statement or to APIC, depending on the availability of an APIC pool.

Under IFRS deferred taxes are calculated using tax rates enacted or substantively enacted at the balance sheet rate.

Deferred taxes have been provided at the applicable effective tax rate on relevant US GAAP adjustments shown in the reconciliation above. The group has tax loss carry forward available to offset against future taxable income. Due to the uncertainty over the realisation of these deferred tax assets in future years, the Group has recorded a valuation allowance against all of its net deferred tax assets and tax effect on applicable US GAAP adjustments shown in the reconciliation above except where the deferred tax assets relate to the Swiss operations, Share Option Compensation expense and the interest rate swaps.

A deferred tax asset is recognised as the company records an expense before the tax benefit is realised. Under IFRS, the company compares the allowable tax deduction with the related financial statement compensation expense and credits the tax benefit relating to the expense in the income statement to the income statement with any excess tax deduction to equity.

Under US GAAP, the Company is only allowed to recognise an asset up to the value of the tax benefit relating to the expense in the income statement, giving rise to a GAAP difference of £390k for 2006 and £Nil for 2005.

Pre-acquisition tax losses carried forward are recognised against goodwill under US GAAP while in Income Statement under IFRS. This leads to an adjustment of £Nil for 2006 and £456k for 2005.

Under IFRS hedge accounting was considered effective and deferred tax is recognised directly in equity. Under US GAAP this is recognised in the income statement, giving rise to an expense of £25k for 2006 and £Nil for 2005.

Valuation allowances have been recognised on deferred tax assets created where the recoverability is uncertain.

The amounts recognised in the income statement relate to:

	2006	2005
Business combinations	33	79
Installation revenue and costs	(167)	(43)

	(134)	36

The amounts recognised in equity relate to:

	2006	2005
Business combinations	316	387
Installation revenue and costs	313	146

	629	533

(viii) Redeemable convertible priority preference shares

Under IFRS, preference shares issued by the Company where distributions are not discretionary are classified as debt.

Under US GAAP, these preference shares are classified as temporary equity, as the redemption is not solely within the control of the Company.

C. Presentational differences

In addition to the recognition and measurement differences between IFRS and US GAAP there are a number of differences in the manner in which amounts are presented and classified in the financial statements. The principal presentation and classification differences are summarised below.

Debt issuance costs

Under IFRS, debt issuance costs are offset against the proceeds received. Under US GAAP debt issuance costs are recorded as a separate deferred cost. As of 31 December 2006 and 31 December 2005, the Group had debt issuance costs of £1.0m and £0.3m, respectively.

Restricted cash

Under IFRS, restricted cash is disclosed as part of cash & cash equivalents. Under US GAAP restricted cash is disclosed separately as part of debtors. As of 31 December 2006 and 31 December 2005, the Group had restricted cash of £2.1m and £2.0m, respectively.

Balance sheet format

The format of a balance sheet prepared in accordance with IFRS differs in certain respects from US GAAP. IFRS requires assets to be presented in ascending order of liquidity, whereas under US GAAP assets are presented in descending order of liquidity.

D. Supplemental disclosures required by US GAAP

Concentration of credit risk

For the years ended 31 December 2006 and 2005, there was a customer that accounted for 11% of revenues for the year.

As of 31 December 2006, one customer accounted for 15% of trade debtors and another accounted for 11% of trade debtors. As of 31 December 2005, one customer accounted for 23% of trade debtors and another accounted for 15% of trade debtors.

No other single customer accounted for greater than 10% of accounts receivables or revenues for the periods presented.

Amortisation profile of intangible assets

The Company’s customer contract intangible asset is expected to be fully amortised by 2009. The Company expects to record amortisation expense through 2009 as follows:

Year ending:	£ ‘000
2007	258
2008	62
2009	14

334

Trade debtors

Trade debtors, net, consists of the following as of 31 December:

	2006	2005
	£ ‘000	£ ‘000
Trade debtors	4,929	2,164
Bad debt provision	(93)	(90)

	4,836	2,074

Deferred income

The Group has separately material deferred income balances with 3 customers totaling £1.0m at 31 December 2006.

Bank loan

As at the 31 December 2006, the Company had £9.4m of unused commitments under the bank loan with CIT. Undrawn commitments attract a commitment fee of 0.5%. Availability is based on a pro-forma last quarter annualised multiple of Group EBITDA.

At year end, there were four Financial Covenant tests on the bank loan with CIT:

Cash Flow Test: The ratio of Cashflow Available For Debt Service to Total Debt Service in respect of each Relevant Period shall not be less than a set ratio;

Interest Cover I: The ratio of Pro Forma Borrowing Group EBITDA to Total Interest Costs in respect of any Relevant Period specified shall be or shall exceed the ratio set out for each Relevant Period.

Leverage: The ratio of Total Debt as at the end of any Relevant Period specified to Pro Forma Borrowing Group EBITDA in respect of such Relevant Period shall not be more than the ratio set out for each Relevant Period.

Capital Expenditure: The aggregate Capital Expenditure of the Borrowing Group in respect of each other financial year of the Company specified, shall not exceed the amount set out for that financial year.

As of 31 December 2006, the Company was in compliance with all covenants in connection with the CIT bank loan.

Property, plant and equipment

The Company has plant and machinery and fixtures, fittings, tools and equipment held under finance leases with aggregated cost of £4,376k and £4,382k at 31 December 2006 and 31 December 2005 respectively. Accumulated depreciation on such assets totaled £2,269k and £1,533k for the years ended 31 December 2006 and 31 December 2005 respectively.

Share options

	Number of shares outstanding	Weighted average exercise price per share	Weighted average fair value at date of grant per share
		£	£
Share options outstanding at 31 December 2003, 2004 and 2005	—
Share options granted	12,940,263	0.15	0.13

Share options outstanding at 31 December 2006	12,940,263	0.15

Share option models assumed no dividend growth in the period of the calculation.

As at 31 December 2006 the aggregate intrinsic value of share options was £4.4m. There were no share options in issue as at 31 December 2005.

As at 31 December 2006 the total compensation cost relating to non-vested share options not yet recognised was £0.9m and the weighted average period over which it is expected to be recognised is 1.4 years.

Income statement classification differences

	2006	2005
	£ ‘000	£ ‘000
Space and related revenue	27,941	19,738
Power revenue	7,413	2,625

Total revenue	35,354	22,363

2006	Cost of revenues	Selling, general and administrative	Total
	£ ‘000	£ ‘000	£ ‘000
Depreciation	5,574	33	5,607
Amortisation	64	—	64

	5,638	33	5,671

2005	Cost of revenues	Selling, general and administrative	Total
	£ ‘000	£ ‘000	£ ‘000
Depreciation	3,786	23	3,809

Expenses for rent were £4,563k and £3,647k for the years ended 31 December 2006 and 2005, respectively.

Guarantor Arrangements

The Company has agreements whereby the Company indemnifies its directors for certain events or occurrences while the officer or director is, or was serving, at the Company’s request in such capacity. The term of the indemnification period is for the officer’s or director’s lifetime. The maximum potential amount of future payments the Company could be required to make under these indemnification agreements is unlimited; however, the Company has a director and officer insurance policy that limits the Company’s exposure and enables the Company to recover a portion of any future amounts paid. As a result of the Company’s insurance policy coverage, the Company believes the estimated fair value of these indemnification agreements is minimal. The Company has no significant liabilities recorded for these agreements as of 31 December 2006.

The Company has service level commitment obligations to certain of its customers. As a result, certain service interruptions such as power, temperature or humidity, whether or not within the Company’s control, could result in service level commitments to these customers. The Company’s liability insurance may not be adequate to cover those expenses. There were no significant service level credits recorded during the year ended 31 December 2006. The Company generally has the ability to determine such service level credits prior to the associated revenue being recognised. The Company has no significant liabilities in connection with service level credits as of 31 December 2006.

Tax disclosures

	UK				Rest of Europe
	Accelerated Capital Allowances	Losses carried forward	Share option	Hedging	Losses carried forward
Gross deferred tax asset/(liability)	1,116	2,031	537	(25)	8,958
Valuation allowance	(1,116)	(2,031)	—	—	(8,284)

Net deferred tax asset/(liability)	—	—	537	(25)	674

The UK tax losses of £6,770k can be carried forward indefinitely. Of the overseas tax losses of £25,096k, £21,724k can be carried forward indefinitely. The remaining £3,354k will expire, if not utilized, after 2010.

There are no valuation allowances which would be applied against goodwill upon realization.

Finance leases

Combined aggregate maturities for future minimum payments under finance leases as of 31 December 2006 are as follows:

£ ‘000
2007	760
2008	472
2009	379
2010	358
2011	354
2012 and thereafter	177

2,500
Less amount representing unamortised discount	(671)

1,829
Less current portion	(624)

1,205

Operating leases

Minimum future operating lease payments as of 31 December 2006 are as follows:

£ ‘000
2007	5,572
2008	5,527
2009	5,556
2010	5,255
2011	5,098
2012 and thereafter	23,305

50,313

Accounting Policies

Net Loss Per Share

The Company computes net loss per share in accordance with SFAS No. 128, “Earnings per Share;” SEC Staff Accounting Bulletin (“SAB”) No. 98; EITF Issue 03-6, “Participating Securities and the Two-Class Method Under FASB 128” and EITF Issue 04-8 “The Effect of Contingently Convertible Instruments on Diluted Earnings per Share.” Under the provisions of SFAS No. 128, SAB No. 98 and EITF Issues 03-6 and 04-8, basic and diluted net loss per share are computed using the weighted-average number of common shares outstanding. Options, warrants and contingently convertible instruments were not included in the computation of diluted net loss per share.

Fair Value of Financial Instruments

The carrying value amounts of the Company’s financial instruments, which include cash equivalents, short-term and long-term investments, accounts receivable, accounts payable, accrued expenses and long-term obligations, approximate their fair value due to either the short-term maturity or the prevailing interest rates of the related instruments.

Bad debt provision

Management reviews accounts receivable on a regular basis to determine if any provisions are required. A specific bad debt provision of up to the full amount of a particular invoice value is recorded for certain problematic customer balances. A general provision is not maintained. Delinquent account balances are written-off after management has determined that the likelihood of collection is not probable.

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Consolidated income statements

	Note	Unaudited Six months to 30 June 2007	Unaudited Six months to 30 June 2006
		£ ‘000	£ ‘000
Revenue		25,816	15,308
Cost of sales		(14,498)	(9,271)

Gross profit		11,318	6,037

Administrative expenses:
General administrative expenses		(5,866)	(4,199)
IPO related expenses		—	(1,179)
Share option charges	3	(1,084)	(105)
Depreciation and amortisation	3	(3,872)	(2,473)

Total administrative expenses		(10,822)	(7,956)

Profit/(loss) from operations		496	(1,919)
Financial income	4	151	101
Financial expense	4	(761)	(1,108)

Loss before taxation		(114)	(2,926)
Income tax expense		(210)	(2)

Loss for the period		(324)	(2,928)

Loss per share
Basic	5	(0.2p )	(2.7p )
Diluted	5	(0.2p )	(2.7p )

Consolidated statements of recognised income and expense

	Unaudited Six months to 30 June 2007	Unaudited Six months to 30 June 2006
	£ ‘000	£ ‘000
Foreign exchange losses on retranslation of overseas operations	(80)	(64)
Movement in fair value of designated cash flow hedges:		—
—taken to the cash flow hedging reserve in the year (net of tax)	145	—
—Tax effect of gains and losses recognised directly in equity during the year	(390)	—

Net expenses recognised directly in equity	(325)	(64)
Loss for the period	(324)	(2,928)

Total recognised income and expenses for the period	(649)	(2,992)

Consolidated balance sheets

	Note	Unaudited 30 June 2007	Audited Year to 31 December 2006
		£ ‘000	£ ‘000
Assets
Non-current assets
Property, plant and equipment		43,141	35,406
Intangible assets		3,726	3,860
Deferred tax asset		626	1,186
Other receivables		3,336	3,226

Total non-current assets		50,829	43,678

Current assets
Trade and other receivables		8,683	6,677
Cash and cash equivalents		5,976	6,456

Total current assets		14,659	13,133

Total assets		65,488	56,811

Equity
Issued capital	5	1,812	1,726
Share premium	6	41,959	37,216
Foreign exchange translation reserve	6	(1,098)	(1,017)
Capital redemption reserve	6	8,164	8,164
Hedging reserve	6	202	57
Share option reserve	6	823	879
Retained earnings	6	(25,832)	(25,508)

Total equity		26,030	21,517

Liabilities
Non-current liabilities
Interest bearing loans and borrowings		18,351	13,979
Other financial liabilities		1,595	1,219
Provisions		36	37

Total non-current liabilities		19,982	15,235

Current liabilities
Interest bearing loans and borrowings		816	4,878
Trade and other payables		18,603	15,124
Provisions		57	57

Total current liabilities		19,476	20,059

Total equity and liabilities		65,488	56,811

Consolidated cash flow statements

	Unaudited Six months to 30 June 2007	Unaudited Six months to 30 June 2006
	£ ‘000	£ ‘000
Cash flows from operating activities
Loss for the period	(324)	(2,928)
Adjustments for
Depreciation	3,737	2,473
Amortisation of intangible assets	135	—
Share option scheme expense	364	105
Foreign exchange losses	(21)	22
Loss on disposal of fixed assets	—	1
Interest expense	610	1,007
Income tax expense	210	2

Operating profit/(loss) before changes in working capital and provisions	4,711	682
Increase in trade and other receivables	(3,544)	(935)
Increase in trade and other payables	(38)	1,137
Increase/(decrease) in provisions	—	—

Cash generated/(used) in the operations	1,129	884
Income taxes paid	(15)	(2)

Net cash from operating activities	1,114	882

Cash flows from investing activities
Interest received	151	101
Acquisition of property, plant and equipment	(6,853)	(6,728)
Acquisition of subsidiary, net of cash acquired	—	—
Acquisition of businesses, net of cash acquired	—	—

Net cash from investing activities	(6,702)	(6,627)

Cash flows from financing activities
Interest paid	(781)	(853)
Proceeds from issue of shares	5,074	10,000
Share issue costs taken to reserves	(245)	(307)
Proceeds from bank loan	3,916	2,187
Repayment of bank loan	(2,372)	(4,998)
Repayment of deep discount bonds	—	(1,907)
Capital element of finance leases	(417)	(445)

Net cash from financing activities	5,175	3,677

Net (decrease)/increase in cash and cash equivalents	(413)	(2,068)
Cash and cash equivalents at 1 January	6,456	4,446
Effect of exchange rate fluctuations on cash held	(67)	26

Cash and cash equivalents	5,976	2,404

1 Accounting policies

IX Europe plc (the “Company”) is a company domiciled in England. The consolidated interim results of the Company for the six months ended 30 June 2007 comprise the Company and its subsidiaries (together referred to as the “Group”).

The comparatives for the full year ended 31 December 2006 are not the Group’s full statutory accounts for that year. A copy of the statutory accounts for that year has been delivered to the Registrar of Companies. The auditors’ report on those accounts was unqualified and did not contain a statement under section 237(2)-(3) of the Companies Act 1985.

Statement of compliance

These consolidated interim results have been prepared in accordance with International Financial Reporting Standards as adopted by the EU for use in the Company’s annual financial statements and in accordance with accounting policies and presentation adopted in the last consolidated financial results. The company has elected not to adopt IFRS 7 “Financial Instruments: Disclosure” early.

2 Segment information

Segment information is presented in respect of the Group’s geographical and business segments. The primary format, geographical segments, is based on the Group’s management and internal reporting structure.

Segment results, assets and liabilities include items directly attributable to a segment as well as those that can be allocated on a reasonable basis. Unallocated items comprise mainly income earning assets and revenue, interest-bearing loans, borrowings and expenses, and corporate assets and expenses.

Geographical Segments

As at 30 June 2006, the Group operated data centres in four European countries (United Kingdom, France, Germany and Switzerland). It is considered that France, Germany and Switzerland represent regions which are substantially similar and have therefore been combined. Thus, there are two reportable segments, United Kingdom and the Rest of Europe. There is no difference between location of the segment assets and the segment customers.

UNITED KINGDOM	Unaudited Six months to 30 June 2007	Unaudited Six months to 30 June 2006
	£ ‘000	£ ‘000
External revenue	9,252	5,999
Inter-segment revenue	—	—

Total revenue	9,252	5,999

Segment result	1,381	616

REST OF EUROPE	Unaudited Six months to 30 June 2007	Unaudited Six months to 30 June 2006
	£ ‘000	£ ‘000
External revenue	16,564	9,309
Inter-segment revenue	226	—

Total revenue	16,790	9,309

Segment result	(1,013)	(391)

CONSOLIDATED	Unaudited Six months to 30 June 2007	Unaudited Six months to 30 June 2006
	£ ‘000	£ ‘000
Total revenue	26,042	15,308
Less: Inter-segment revenue	(226)	—

Revenue	25,816	15,308

Segment result	368	225
Unallocated expenses	(482)	(3,151)
Income tax expense	(210)	(2)

Result	(324)	(2,928)

Assets
Segment assets – United Kingdom	24,465	17,021
Segment assets – Rest of Europe	37,994	29,847
Unallocated	3,029	288

Total assets	65,488	47,156

Liabilities
Segment liabilities – United Kingdom	9,949	5,959
Segment liabilities – Rest of Europe	8,804	6,870
Unallocated	20,705	12,847

Total liabilities	39,458	25,676

Capital Expenditure
Capital expenditure – United Kingdom	6,630	3,566
Capital expenditure – Rest of Europe	4,836	3,212
Capital expenditure – Unallocated	52	17

Total capital expenditure	11,518	6,795

Depreciation
Segment depreciation – United Kingdom	1,513	852
Segment depreciation – Rest of Europe	2,203	1,611
Segment depreciation – Unallocated	22	10

Total depreciation	3,738	2,473

Amounts within capital expenditure and depreciation include those acquired with subsidiaries and businesses during the year.

3 Financing costs

	Unaudited Six months to 30 June 2007	Unaudited Six months to 30 June 2006
	£ ‘000	£ ‘000
Bank interest receivable	127	26
Other interest receivable	24	75

Financial income	151	101

Bank interest payable	3	331
Interest payable on third party loans	645	347
Fair value gains on financial instruments—interest rate swaps: cash flow hedges, transfer from equity	(8)	—
Interest payable on finance leases	87	85
Interest charge on financial liabilities	—	259
Finance charge on deferred consideration	17	—
Other interest payable	17	86

Financial expenses	761	1,108

4 Loss per share

Basic loss per share

The basic loss per share has been calculated by dividing the net loss attributable to ordinary shareholders by the weighted average number of shares in issue during the year.

	Unaudited Six months to 30 June 2007		Unaudited Six months to 30 June 2006
Net loss attributable to ordinary shareholders (£ ‘000)	(324)		(2,928)

Weighted average number of ordinary shares in issue	179,750,990		109,629,778

Basic and diluted loss per share	(0.2p	)	(2. 7p	)

Diluted loss per share

The diluted loss per share has been calculated by dividing the net loss attributable to ordinary shareholders by the weighted average number of shares in issue during the year, adjusted for potentially dilutive shares that are not antidilutive. All potentially dilutive shares are antidilutive.

	Unaudited Six months to 30 June 2007	Unaudited Six months to 30 June 2006
Weighted average number of ordinary shares in issue	179,750,990	109,629,778
Adjustment for share options	13,191,930	146,875
Adjustment for Priority Preference shares	—	2,425,000
Adjustment for convertible shareholder loan	—	4,000,000
Adjustment for convertible deep discount bonds	—	1,223,465

Weighted average number of potential ordinary shares in issue	192,942,920	117,425,118

5 Called up share capital

	Unaudited 30 June 2007	Unaudited 30 June 2007
Authorised for issue	No.	£ ‘000
Ordinary shares of £0.01 each
Ordinary shares	250,000,000	2,500

	Unaudited 30 June 2007	Unaudited 30 June 2007
Allotted, called up and fully paid	No.	£ ‘000
Ordinary shares of £0.01 each
Ordinary shares	181,184,323	1,812

6 Share premium and reserves

Unaudited – 6 months ended 30 June 2007

	Share premium account	Profit and loss account	Foreign exchange translation reserve	Other Reserves
	£ ‘000	£ ‘000	£ ‘000	£ ‘000
At 1 January 2007	37,216	(25,508)	(1,017)	9,100
Issue of Ordinary shares	4,988	—	—	—
Share issue costs	(245)	—	—	—
Share option charge	—	—	—	334
Deferred tax on share option charge	—	—	—	(390)
Cash flow hedge
Fair value gains in year	—	—	—	137
Transfers to income statement in year	—	—	—	8
Loss for the period	—	(324)	—	—
Currency translation differences on foreign currency net investments	—	—	(81)	—

At end of period	41,959	(25,832)	(1,098)	9,189

7 Summary of differences between International Financial Reporting Standards and accounting principles generally accepted in the United States of America

A. Introduction

The consolidated financial statements of IXEurope (the Company) are prepared in accordance with International Financial Reporting Standards (IFRS) which differ in certain respects from generally accepted accounting principles in the United States of America (US GAAP). Reconciliations of net income and shareholders’ equity under IFRS and US GAAP are set out below.

The Company adopted IFRS with a transition date of 1 January 2004. The Company previously prepared its consolidated financial statements in accordance with generally accepted accounting principles in the United Kingdom (UK GAAP).

B. Significant differences between accounting principles

	Note	Revenue	30 June 2007 Gross Profit	Loss	Revenue	30 June 2006 Gross Profit	Loss
		£ ‘000	£ ‘000	£ ‘000	£ ‘000	£ ‘000	£ ‘000
IFRS		25,816	11,318	(324)	15,308	6,037	(2,928)
US GAAP Adjustments
Business combinations	(i)	—	—	60	—	—	61
Shareholder loan	(ii)	—	—	—	—	—	130
Convertible deep discount bonds	(ii)	—	—	—	—	—	71
Installation revenue and costs	(iii)	(773)	(273)	(175)	(552)	(66)	(28)
Stock options	(iv)	—	—	719	—	—	—
Derivatives and hedging activities	(v)	—	—	121	—	—	—
Valuation allowance on deferred tax	(vi)	—	—	(66)	—	—	(5)
Reallocation of depreciation to cost of sales		—	(3,761)	—	—	(2,365)	—

US GAAP Final		25,043	7,284	335	14,756	3,606	(2,699)

Earnings/(loss) per share
Basic earnings/(loss) per share				0.2p			(2.5p)
Diluted earnings/(loss) per share				0.2p			(2.5p)

	Note	Total Assets	30 June 2007 Total Liabilities	Equity	Total Assets	30 June 2006 Total Liabilities	Equity
		£ ‘000	£ ‘000	£ ‘000	£ ‘000	£ ‘000	£ ‘000
IFRS		65,488	39,458	26,030	47,156	25,676	21,480
US GAAP Adjustments
Business combinations	(i)	(761)	—	(761)	(899)	—	(899)
Installation revenue and costs	(iii)	3,387	4,232	(845)	1,627	2,029	(402)
Stock options	(iv)	—	(719)	719	—	—	—
Valuation allowance on deferred tax	(vi)	(694)	—	(694)	(540)	—	(540)
Reallocation of debt issuance costs		2,454	2,454	—	654	654	—

US GAAP Final		69,874	45,425	24,449	47,998	28,359	19,639

(i) Business combinations

Under IFRS, the Company accounts for all business combinations by applying the acquisition method. In respect of business combinations that have occurred since 1 January 2004, goodwill represents the difference between the cost of the acquisition and the fair value of the net identifiable assets acquired. The Company elected not to apply IFRS 3, ‘Business Combinations’, to business combinations that were recognised on or before 1 January 2004. As a result, the carrying value of purchased goodwill recognised under UK GAAP was treated as deemed cost upon the transition to IFRS. Under UK GAAP, goodwill arising from acquisitions was capitalised and amortised over the period of its expected useful life of 10 years. Goodwill is no longer amortised since the transition to IFRS but is tested annually for impairment. Negative goodwill arising at acquisition is recognised directly in the income statement.

Under IFRS, the benefit of pre-acquisition tax loss carry forward positions that were not recognised as a deferred tax asset at the time of the acquisition but that are recognised subsequently are credited to the income statement.

Under IFRS, restructuring provisions are only recognised as part of the acquired liabilities if the acquiree had an existing liability at the acquisition date for the restructuring costs.

Under US GAAP, business combinations are accounted for under the purchase accounting method similar to IFRS, however, the following accounting differences exist

•

From 1 January 2002, under FAS 142 ‘Goodwill and Other Intangibles Assets’, the amortisation of goodwill and indefinite lived intangibles ceased resulting in higher carrying values under US GAAP compared to IFRS;

•

negative goodwill is allocated against the carrying value of the long-lived assets thereby resulting in different carrying values of long-lived assets and lower future amortisation and depreciation expenses under US GAAP;

•

the benefit of pre-acquisition tax losses carry forward positions that are recognised subsequently are adjusted against the historically recognised goodwill, then intangible assets and finally reduce income tax expenses; and

•	acquisition related restructuring provisions are recognised as part of the acquired liabilities if certain specific criteria are met.

(ii) Shareholder loan and convertible deep discount bonds

Under IFRS, the shareholder loan and the convertible deep discount bonds were recorded at fair value at 1 January 2005, being the transition date for IAS 32, Financial Instruments: Presentation and IAS 39, Financial Instruments: Recognition and Measurement. The fair value at that date was then allocated between the liability and equity components. Subsequently the debt component is accounted for as a financial liability measured at amortised cost and the amount credited directly to equity is not subsequently remeasured.

Under US GAAP, the conversion features are not separated from the shareholder loan and convertible deep discount bonds.

Shareholder loan

The conversion feature allowed the shareholder loan not repaid by the date specified in the agreement date to be converted into Priority Preference Shares (“PPS”), which were not exchange traded securities, on the basis of 1 PPS for every £1. Since none of the criteria of SFAS 133.9 were met (i.e. no net settlement, no market mechanism that would facilitate net settlement and the PPS shares were not traded equity securities and therefore could not be readily converted to cash), the embedded conversion feature did not meet the criteria specified in SFAS 133.12(c) and therefore was not separated from the host contract.

Deep Discount Bonds

The conversion feature gave the holders and the issuer of the bond an option to convert the Deep Discount Bonds into Priority Preference Shares (“PPS”), which were not exchange traded securities. None of the criteria of SFAS 133.9 were met (i.e. no net settlement, no market mechanism that would facilitate net settlement and the PPS shares were not traded equity securities and therefore could not be readily converted to cash). The embedded conversion feature did not meet the criteria specified in SFAS 133.12(c), and therefore was not separated from the host contract. Furthermore, the conversion feature was not “in the money” at issuance and therefore no beneficial feature needed to be recognised.

Under US GAAP since the shareholder loan is non-interest bearing the difference between the proceeds received and the present value of the repayments due has been recorded as a capital contribution.

The gain arising on the conversion of the shareholder loan into ordinary shares at the time of the Admission to AIM is recognised directly into equity under both GAAP’s.

(iii) Installation revenue and costs

The Company’s contracts typically require the customer to pay an installation fee and a monthly service fee. Under IFRS, the company separately accounts for installation fee revenue and monthly recurring revenue from customer contracts as they represent separate identifiable components. The Company recognizes installation revenue on completion of the installation and acceptance by the customer. The company recognizes monthly service fee revenue as the services are performed.

Under US GAAP, EITF 00-21, ‘Revenue Arrangements with Multiple Deliverables’, sets forth criteria for the separation of different components of a revenue arrangement including a requirement that the delivered component has value to the customer on a standalone basis. Pursuant to these criteria the installation fees are recognised over the longer of the contract period or the estimated customer life.

Under IFRS installation costs related to installation fees charged to customers are expensed as incurred. Under US GAAP, installation cost are deferred and amortised over the same period as the related installation fee revenue.

US GAAP allows expensing but the Company has elected to defer and amortise.

(iv) Stock options

Under IFRS 2, the Company recognises an expense for the social security tax on share options plans. Under US GAAP, this accrual is not required until the liability crystallises which will be when the options are exercised.

(v) Derivatives and hedging activities

Under IFRS, gains and losses arising from changes in the fair value of a derivative are recognised as they arise in profit or loss unless the derivative is the hedging instrument in a qualifying hedge. The Company entered into one hedge relationship using interest rate swaps to hedge the variability in cash flows on variable rate debt (cash flow hedges).

US GAAP principles are similar to IFRS. There are however differences in their detailed application; in particular, US GAAP requires effectiveness testing to be performed at least quarterly. As a result, the Company has not designated any hedge relationships for US GAAP purposes. Therefore all changes in fair value of the interest rate swaps are recognised in the income statement.

(vi) Income taxes

Valuation allowances arise on deferred tax assets where recoverability is uncertain. In the income statement these relate to

	30 June 2007	30 June 2006
Business combinations	33	33
Installation revenue and costs	(99)	(38)

	(66)	(5)

In equity these relate to

	30 June 2007	30 June 2006
Business combinations	(283)	(356)
Installation revenue and costs	(411)	(184)

	(694)	(540)

C. Presentational differences

In addition to the recognition and measurement differences between IFRS and US GAAP there are a number of differences in the manner in which amounts are presented and classified in the financial statements. The principal presentation and classification differences are summarised below.

Debt issuance costs

Under IFRS, debt issuance costs are offset against the proceeds received. Under US GAAP debt issuance costs are recorded as a separate deferred cost. As of 30 June 2007 and 30 June 2006, the Group had debt issuance costs of £2.5m and £0.7m, respectively.

Restricted cash

Under IFRS, restricted cash is disclosed as part of cash & cash equivalents. Under US GAAP restricted cash is disclosed separately as part of debtors. As of 30 June 2007 and 30 June 2006, the Group had restricted cash of £2.1m.

Balance sheet format

The format of a balance sheet prepared in accordance with IFRS differs in certain respects from US GAAP. IFRS requires assets to be presented in ascending order of liquidity, whereas under US GAAP assets are presented in descending order of liquidity.

D. Supplemental disclosures required by US GAAP

Concentration of credit risk

For the periods ended 30 June 2007 and 2006, one customer accounted for 11% and 13%, respectively, of revenues for those periods.

As of 30 June 2007, one customer accounted for 15% of trade debtors and another accounted for 11% of trade debtors. As of 30 June 2006, one customer accounted for 20% of trade debtors.

Amortisation profile of intangible assets

The Company’s customer contract intangible asset is expected to be fully amortised by 2009. The Company expects to record amortisation expense through 2009 as follows:

£ ‘000
6 months to 31 December 2007	122
Year to 31 December 2008	62
Year to 31 December 2009	20

204

Trade debtors

Trade debtors, net, consists of the following:

	30 June 2007	30 June 2006
	£ ‘000	£ ‘000
Trade debtors	6,078	2,531
Bad debt provision	(75)	(61)

	6,003	2,470

Deferred income

The Group has separate material deferred income balances with 3 customers totaling £1.2m at 30 June 2007.

Bank loan

As at the 30 June 2007, the Company had £62.8m of unused commitments under the bank loan with CIT. Undrawn commitments attract a commitment fee of 0.5%. Availability is based on a pro-forma last quarter annualised multiple of Group EBITDA.

At year end, there were four Financial Covenant tests on the bank loan with CIT:

Cash Flow Test: The ratio of Cashflow Available For Debt Service to Total Debt Service in respect of each Relevant Period shall not be less than a set ratio;

Interest Cover I: The ratio of Pro Forma Borrowing Group EBITDA to Total Interest Costs in respect of any Relevant Period specified shall be or shall exceed the ratio set out for each Relevant Period.

Leverage: The ratio of Total Debt as at the end of any Relevant Period specified to Pro Forma Borrowing Group EBITDA in respect of such Relevant Period shall not be more than the ratio set out for each Relevant Period.

Capital Expenditure: The aggregate Capital Expenditure of the Borrowing Group in respect of each other financial year of the Company specified, shall not exceed the amount set out for that financial year.

As of 30 June 2007, the Company was in compliance with all covenants in connection with the CIT bank loan.

Income statement classification differences

	Six months to 30 June 2007	Six months to 30 June 2007
	£ ‘000	£ ‘000
Space and related revenue	18,803	12,372
Power revenue	6,240	2,384

Total revenue	25,043	14,756

6 months ended 30 June 2007	Cost of revenues	Selling, general and administrative	Total
	£ ‘000	£ ‘000	£ ‘000
Depreciation	3,627	19	3,646
Amortisation	134	0	134

	3,761	19	3,780

6 months ended 30 June 2006	Cost of revenues	Selling, general and administrative	Total
	£ ‘000	£ ‘000	£ ‘000
Depreciation	2,365	14	2,379

Guarantor Arrangements

The Company has agreements whereby the Company indemnifies its directors for certain events or occurrences while the officer or director is, or was serving, at the Company’s request in such capacity. The term of the indemnification period is for the officer’s or director’s lifetime. The maximum potential amount of future payments the Company could be required to make under these indemnification agreements is unlimited; however, the Company has a director and officer insurance policy that limits the Company’s exposure and enables the Company to recover a portion of any future amounts paid. As a result of the Company’s insurance policy coverage, the Company believes the estimated fair value of these indemnification agreements is minimal. The Company has no significant liabilities recorded for these agreements as of 30 June 2007.

The Company has service level commitment obligations to certain of its customers. As a result, certain service interruptions such as power, temperature or humidity, whether or not within the Company’s control, could result in service level commitments to these customers. The Company’s liability insurance may not be adequate to cover those expenses. There were no significant service level credits recorded during the year ended 31 December 2006. The Company generally has the ability to determine such service level credits prior to the associated revenue being recognised. The Company has no significant liabilities in connection with service level credits as of 30 June 2007.

Share Options

Under the terms of the IXEurope Founders Share Option Scheme adopted on 30 June 2006, two Directors have been granted options to subscribe for Ordinary Shares of the Company as set out below:

	Maximum no of shares over which the Option is held	Options price per Ordinary share	Date of Grant of Option
Guy Willner	2,500,000	1p	30 June 2006
Christophe de Buchet	2,500,000	1p	30 June 2006

	5,000,000

The Options may be exercised:

i.	as to 50% of the Ordinary Shares subject to the Option provided that the market value of an Ordinary Share reaches 40p on or after 18 months have elapsed since the admission of the Ordinary Shares to trading on AIM (irrespective of the share price subsequently); and

ii.	as to the remaining 50% of the Ordinary Shares subject to the Option provided that the market value of an Ordinary Share reaches 50p on or after 30 months have elapsed since the admission of the Ordinary Shares to trading on AIM (irrespective of the share price subsequently).

The Options will lapse, if not exercised, on the tenth anniversary of the date of grant.

Under the terms of the Company’s Unapproved Share Option Scheme adopted on 22 March 2006, Directors and certain senior employees have been awarded Options to subscribe for Ordinary Shares of the Company as set out in the table below.

	Date of Grant	Options held at 1 January 2006	Options held at 31 December 2006	Market price at date of grant	Exercise price	Earliest exercise date	Expiry date
Guy Willner	07/04/06	—	1,258,427	30p	22p	07/04/09	06/04/16
Christophe de Buchet	07/04/06	—	1,258,427	30p	22p	07/04/09	06/04/16
Karen Bach	07/04/06	—	1,258,247	30p	22p	07/04/09	06/04/16
Senior Employees	07/04/06	—	3,415,732	30p	22p	07/04/09	06/04/16

			7,191,013

The Options will vest in three equal portions upon the signing of the 2006, 2007 and 2008 statutory accounts based on performance criteria of EBITDA and space targets.

EBITDA targets will govern 75% of the options available following each financial year. If the target is not reached in 2006, the awards will still vest if the combined EBITDA targets are met for 2006 and 2007. If the target is not reached in 2007, the awards will still vest if the combined EBITDA targets are met for 2007 and 2008.

Space targets will govern the vesting of 25% of the options available following each financial year. If the target is not reached in 2006 the awards will still vest if the target is met for 2007. If the target is not reached in 2007 the awards will still vest if the target is met for 2008.

Under the terms of the Company’s Unapproved Share Option Scheme, awards were made to employees as detailed below:

Date of Grant	Options held at 1 January 2007	Options held at 30 June 2007	Market price at date of grant	Exercise Price	Earliest exercise date	Expiry date
09/10/06	749,250	749,250	45p	43p	09/10/09	09/10/16
16/03/07	—	377,500	71p	67p	16/03/10	16/03/17

The following information is relevant in the determination of the fair value of options granted during the year. There were no share options granted in 2005.

	Unapproved Scheme	IXEurope Founders Share Option Scheme	Unapproved Scheme	Unapproved
Date of Grant	07/04/06	30/06/06	09/10/06	16/03/07
Option pricing model used	Binomial	Binomial	Binomial	Binomial
Adjusted bid price at date of grant	20.75p	29.44p	44.00p	69.42p
Exercise price	22p	1p	43p	67p
Option life	10 years	10 years	10 years	10 years
Expected volatility	44%	44%	44%	44%
Risk-free interest rate	4.39%	4.74%	4.80%	5.14%

The volatility assumption is based on the annualised volatility of IXEurope plc and a weighted average of comparative companies.

The performance based measures on the Unapproved Scheme granted on 7 April 2006 are modelled using an estimate of the probability of the non-market based performance criteria being met.

The equity settled element of the IXEurope Founders Share Option Scheme is modelled using the absolute values adjusted for the success probability derived for the required performance condition.

The cash settled element of the IXEurope Founders Share Option Scheme is modelled on the fair value of cash receivable based on estimates of the probability of the market conditions being met.

	Number of shares outstanding	Weighted average exercise price per share	Weighted average fair value at date of grant per share
		£	£
Share options outstanding at 1 January 2007	12,940,263	0.15
Share options granted	377,500	0.67	0.29
Share options cancelled	(14,500)	0.43

Share options outstanding at 30 June 2007	12,940,263	0.15

Share option models assumed no dividend growth in the period of the calculation.

As at 30 June 2007 and 30 June 2006 the aggregate intrinsic value of share options was £14.4m and £2.0m, respectively.

As at 30 June 2007 the total compensation cost relating to non-vested not yet recognised was £0.9m and the weighted average period over which it is expected to be recognised is 1.3 years.